UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 10, 2011 (February 4, 2011)

MONDAS MINERALS CORP.
(Exact name of registrant as specified in Charter)

Delaware	333-152330	26-2517432
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

35 North Lake Avenue, Suite 280
Pasadena, CA 91101
(Address of Principal Executive Offices)

(626) 568-3368
(Registrant’s telephone number, including area code)

13983 West Stone Avenue
Post Falls, ID 83854
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Current Report on Form 8-K (“Form 8-K”) and other reports filed by us from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon management’s beliefs of, and information currently available to management, as well as estimates and assumptions made by management. When used in the filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions as they relate to the us or management identify forward-looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to our industry, our operations and results of operations and any businesses that we may acquire. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with our pro forma financial statements and the related notes filed with this Form 8-K.

In this Form 8-K, references to “we,” “our,” “us,” “Mondas,” the “Company,” or the “Registrant” refer to Mondas Minerals Corp., a Delaware corporation, and its subsidiaries.

Item 1.01 Entry into a Material Definitive Agreement

On February 4, 2011, we entered into a reverse triangular merger transaction and acquired a consumer e-commerce business pursuant to an Agreement and Plan of Merger (“Merger Agreement”) by and among the Company, the Company’s wholly owned subsidiary, CCG Acquisition Corp., a Delaware corporation (“CCG Delaware”), Consumer Capital Group Inc., a California corporation (“CCG), and Scott D. Bengfort.  The merger transaction is described in this Form 8-K as the “Merger.”

In the Merger, CCG Delaware merged into CCG with CCG as the surviving corporation, which became a wholly owned subsidiary of the Company.  In connection with CCG becoming our wholly owned subsidiary, we acquired the business and operations of CCG, and CCG’s subsidiaries, America Pine (Beijing) Bio-Tech, Inc., a People’s Republic of China (“PRC”) corporation, Arki (Beijing) E-Commerce Technology Corp., a PRC corporation, Beijing Beitun Trading Co., Ltd., a PRC corporation, and America Arki (Fuxin) Network Management Co. Ltd., a PRC corporation (together, the “PRC Subsidiaries”), became our indirect subsidiaries.  Arki (Beijing) E-Commerce Technology Corp. has a contractual relationship with an entity under common control that is 100% owned by two of CCG’s major shareholders and officers, America Arki Network Service Beijing Co., Ltd. (“Arki Network Service”), which is a PRC limited liability company.  CCG, the PRC Subsidiaries, and Arki Network Service are collectively referred to as the “CCG Group.”

The following is a brief description of the terms and conditions of the Merger Agreement, and the material features of the transactions contemplated in connection with the Merger Agreement.

Merger

Under the Merger Agreement, the Company issued an aggregate 17,777,778 shares of its common stock to the shareholders of CCG immediately prior to the Merger (“CCG Shareholders”) at an exchange rate of one (1) share of our common stock for each 21.96 shares of CCG common stock.

Immediately prior to the closing of the Merger, there were 2,500,000 issued and outstanding shares of the Company’s common stock, 60% of which were held by the then-principal stockholder, CEO, and sole director of the Company, Mr. Bengfort.  As a part of the Merger, CCG paid USD $335,000 in cash to Mr. Bengfort in exchange for his agreement to enter into various transaction agreements relating to the Merger, as well as the cancellation of 1,388,889 shares of the Company’s common stock directly held by him, constituting 92.6% of his pre-Merger holdings of Company common stock.

In connection with the Merger, the mining rights held by the Company were assigned to Mr. Bengfort, and in turn Mr. Bengfort also personally assumed all liabilities of the Company existing immediately prior to the closing, under the terms of an Assignment and Assumption Agreement between the Company and Mr. Bengfort effective on the closing date of the merger (the “Assignment and Assumption Agreement”).  Mr. Bengfort also agreed to discharge and forego his rights to be repaid approximately $16,000, which the Company owed to him immediately prior to the closing of the Merger, along with all other claims against the Company, by executing a release agreement (“Release”) effective on the closing date of the Merger.  Mr. Bengfort also agreed to be a party to the Merger Agreement including various representations and warranties, and execute an indemnification agreement (“Indemnification Agreement”) in favor of CCG and the CCG shareholders to indemnify them for any breach of the Merger Agreement or unpaid or unresolved liabilities of the Company that may materialize within a one year period after the closing.

In connection with the closing, Mr. Bengfort resigned as the Company’s sole officer and director, and designees of CCG were appointed as new directors (as described below in this Form 8-K).  These new directors took office and appointed new officers of the Company promptly following the closing of the Merger (as also described below in this Form 8-K).

The foregoing descriptions of the Merger Agreement and Assignment and Assumption Agreement are qualified in their entirety by the contents of such Merger Agreement, Assignment and Assumption Agreement, Release, and Indemnification Agreement, which are attached as Exhibit 2.1 and Exhibits 10.16 through 10.18, respectively, to this Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets

On February 4, 2011, we acquired Consumer Capital Group Inc., a consumer e-commerce business with operations in the PRC in a merger transaction as described in Item 1.01 of this Form 8-K.   Reference is made to Item 1.01, which is incorporated herein, which summarizes the terms of the Merger.  From and after the closing of the Merger, our primary operations now consist of the business and operations of the PRC Subsidiaries, which are conducted in the PRC.  Accordingly, we disclose information about the business, financial condition, and management of the CCG Group in this Form 8-K.

BUSINESS

Overview

The Company was originally incorporated as “Mondas Minerals Corp.” in Delaware on April 25, 2008, and was engaged in the acquisition, exploration, and development of natural resource properties.  As discussed more fully above, on February 4, 2011, we consummated a Merger with CCG.  As a result, CCG became our wholly owned subsidiary, and, together with the PRC Subsidiaries, the business owned and operated by the CCG Group became our principal business.

On January 7, 2011, we formed a new wholly-owned subsidiary by the name of “Consumer Capital Group Inc.” in Delaware solely for purposes of changing our corporate name to “Consumer Capital Group Inc.” in conjunction with the closing of the Merger.

CCG is a holding company that, prior to December 2010, through Arki (Beijing) E-Commerce Technology Corp. (“Arki Beijing”) and its entity under common control, Arki Network Service, operates a consumer e-commerce business in the PRC.  Beginning in December 2010, the e-commerce business operations are conducted through America Arki (Fuxin) Network Management Co. Ltd., a PRC corporation (“Arki Fuxin”), Arki Network Service, and Arki Beijing through respective contractual arrangements among those parties.  These contractual arrangements are necessary to comply with laws of the PRC limiting foreign ownership of companies that operate in the e-commerce space.  Through such contractual arrangements, we have the ability to substantially influence Arki Network Service’s daily business operations and financial affairs, appoint its management, and approve all matters requiring stockholder approval.

CCG also owns 100% of the capital stock of America Pine (Beijing) Bio-Tech, Inc., a PRC corporation (“America Pine Beijing”), which does not currently conduct material operations.

CCG headquarters are located in Pasadena, California, and our PRC operations are headquartered in Beijing.

CCG History and Organization

The founders of the CCG Group are Jianmin Gao, Lingling Zhang, and Fei Gao.  The founders formed America Pine Group Inc. (“America Pine California”) in California on November 27, 2006.  America Pine California was in the business of selling healthcare products from the U.S. in the PRC.  The founders formed America Pine Beijing in the PRC on March 21, 2007 as a wholly owned subsidiary of America Pine California to conduct operations for this business in the PRC.  These operations ceased on February 5, 2010.

The founders formed Arki Beijing in the PRC on March 6, 2008 also as a wholly owned subsidiary of America Pine with an intention to develop the CCG Group’s current consumer e-commerce business.

CCG was formed in California on October 14, 2009.  In February 2010, America Pine California transferred America Pine Beijing and Arki Beijing to CCG.

On November 26, 2010, CCG formed Arki Fuxin as its wholly owned subsidiary.

On November 29, 2010, CCG received approval from the Beijing Fangshan District Business Council in the PRC to acquire the controlling interest of Beijing Beitun Trading Co. (“Beitun Trading”), a PRC domestic trade and distribution company engaged in the wholesale distribution and import/export of various food and meat products, industrial machinery, and electrical equipment.  The joint venture has a registered capital of 500,000 RMB (approximately $75,069) – 255,000 RMB (approximately $38,285) from CCG and 245,000 RMB (approximately $36,784) from Wei Guo.  As of the present date, CCG owns 51% of Beitun Trading, and Wei Guo owns 49% of Beitun Trading.

On November 26, 2010, Arki Beijing, Arki Network Service, and its shareholders entered into contractual arrangements, and in February 2011, Arki Fuxin, Arki Network Service, and its shareholders entered into contractual arrangements, to operate the consumer e-commerce website.  Arki Network Service is owned by CCG’s two largest shareholders.  These arrangements are more fully described below.

Contractual Arrangements with Arki Beijing, Arki Network Service, and Arki Fuxin

Our relationships with Arki Network Service, its stockholders, and Arki Beijing are governed by a series of contractual arrangements, as we (including our direct and indirect subsidiaries) do not own any equity interests in Arki Network Service.  PRC law currently has limits on foreign ownership of certain companies.  To comply with these restrictions, Arki Network Service and its shareholders entered into two sets of contractual arrangements as follows with Arki Beijing in November 2010 and Arki Fuxin in February 2011:

Powers of Attorney.  The equity owners irrevocably appointed Arki Beijing and Arki Fuxin to vote on their behalf on all matters they are entitled to vote on, including matters relating to the transfer of any or all of their respective equity interests in the entity and the appointment of the chief executive officer and other senior management members.

Share Pledge Agreements.  The equity owners pledged their respective equity interests in the entity as a guarantee for the payment by the entity of consulting and services fees under the business cooperation agreements and repayment under the loan agreements.

Business Cooperation Agreement.  Arki Beijing and Arki Fuxin provide the entity with technical support, consulting services, and other commercial services.  The initial term of these agreements is ten years.  In consideration for those services, the entity agrees to pay Arki Beijing and Arki Fuxin service fees.  The service fees are eliminated upon consolidation.

Loan Agreements.  Loans were granted to the equity owners of the entity with the sole and exclusive purpose of providing funds necessary for its capitalization as required by the laws of the PRC.

Exclusive Option Agreements.  The equity owners of the entity granted an option contract to Arki Beijing and Arki Fuxin to purchase their respective equity interests in the entity.

As of February 2011, we conduct substantially all of our e-commerce business operations through Arki Network, which holds the business license of the consumer market network, or e-commerce business, with Arki Fuxin holding substantial control over Arki Network Service’s operations through their contractual arrangements.  Chinese laws and regulations currently have limits on foreign ownership of certain businesses that prohibit non-Chinese persons from having direct ownership interests.  To comply with these foreign ownership restrictions, we do not own any equity interests in Arki Network Service, but it is an entity under common control through contractual arrangements.  Arki Network Service holds the licenses and approvals necessary to operate its e-commerce business in China.  Arki Fuxin and Arki Beijing entered into respective contractual arrangements with Arki Network Service its stockholders, pursuant to which we provide technical support and consulting and commercial services to Arki Network Service.  Through these contractual arrangements, we also have the ability to substantially influence Arki Network Service’s daily operations and financial affairs, appoint its senior members of management, and approve all matters requiring stockholder approval.

Current Corporate Structure

The following diagram illustrates our corporate structure:

Our Consumer E-Commerce Website

In 2010, we commenced market research and developed supporting technology in preparation for our current PRC-based nationwide online retailing platform at www.ccmus.com, which was launched in 2010 for Chinese consumers.  The website provides an online marketing and retail platform for a wide variety of manufacturers and distributors to promote and sell products and services directly to consumers in the PRC at a substantial discount through our rewards and incentive programs.  This platform eliminates the extended network of intermediaries in the manufacturing-distribution-retail chain by providing direct access to our members.  Our website also provides access to certain Western products that are generally unavailable in the PRC such as handbags and eyewear made by U.S. companies and food and beverage products from Spain, Germany, and France.

Our website provides consumer goods and services in the following 14 major categories:

1.	Nutrition and health supplements;
2.	Home furnishings;
3.	Cosmetics and beauty;
4.	Consumer electronics;
5.	Culture and sports;
6.	Consumer services;
7.	Maternity;
8.	Closing and shoes;
9.	Jewelry and accessories;
10.	Travel;
11.	Foreign goods;
12.	Office supplies;
13.	Household appliances; and
14.	Electronics.

How the Website Works

Sellers use our website to advertise and sell their goods, manage customer data, and track orders and shipments.  Consumers shop online and pay for products and services through the system.  Thus, we do not buy, hold, or sell any inventory.  The system escrows payments for the goods until the consumer uses the system to indicate that the order was satisfactorily fulfilled.

The sellers set the price of their products and services offered through our website.  The sellers, however, must include within their selling price a service fee for CCG and money for our points and reward program.

As of September 30, 2010, we have 116 vendors who make up the sellers, or the manufacturers and distributors who offer their products and services through our website, and over 18,000 members who make up the consumers who purchase products and services offered through our website.

Members

Retail prices for goods and services in China are generally uniform throughout the country, and, outside of the largest cities, businesses as a rule do not compete on the basis of price.  Instead, some retailers offer customers the chance to win prize money by conducting sweepstakes and in-store lotteries.

We follow this practice by means of a “buying club” dimension built into our website.  Members qualify for daily sweepstakes reward opportunities by making purchases through the website.  The total amount of the prize money for each daily lottery is based on the volume of purchases made that day. Members who purchase goods and/or services through the website are automatically enrolled in the daily “Lucky Drawing.”  These sweepstakes tap into a group-buying dynamic whereby consumers are motivated to enroll their family and friends as members of the website and encourage them to make purchases through the website.  The larger the volume of sales on a given day, the greater the prize money capped at 5,000RMB.

In addition to this sweepstakes feature, we attract customers, build loyalty, and encourage repeat business by establishing membership levels that correspond to the total amount spent on goods and services by each member.  As members purchase more goods and services through the website, they attain higher levels of membership that entitle them to “bonus points” that can be applied toward future purchases.  Earning additional points and attaining higher levels of membership also entitle members to bonus lottery tickets.

Vendors/Sellers

Our website provides business-to-consumer e-commerce technologies to manufacturers and distributors throughout the PRC and Asia who wish to sell directly to Chinese consumers. Our platform eliminates most intermediate links and results in substantial channel cost savings.  By providing direct access to our members, sellers attain an immediate and dramatic expansion of their retail exposure throughout the PRC.  Sellers benefit from the online nature of business-to-consumer e-commerce transactions that facilitate fast and immediate receipt of orders, shorten accounts receivable periods, enhance cash flow, reduce cost of sales, and increase a seller’s operational capacity.

An important feature of our system is that, in addition to the Company managed sweepstakes and bonus points features, the platform allows sellers to offer incentive points that accrue to consumers who purchase the sellers’ goods.  Sellers may set the amount of the purchase price that consumers receive back as incentive points based on the consumer’s membership level and purchasing history with the seller.  These incentive points constitute a strong marketing mechanism for the seller and an indirect discount to consumers.

Debit Card

On January 10, 2011, we launched a debit bank card program that puts CCG debit cards in the hands of Chinese consumers by entering into a cooperation agreement with Fuxin City Bank to issue co-branded cards with our Company’s logo.  The debit cards embrace all the financial functions of traditional bank cards.  The cardholder may use the debit card to make electronic payments on our website and provides discounts for retail transactions outside of our website.

Technology

Our website is built on the latest e-commerce technologies.  Its major modules and functionalities include:

•	A front-end web application built on Microsoft ASP.NET technology, including the most advanced .NET 4.0 framework.
➢	Support for Memberships, User Profiles, Security, and Encryption.
➢	Integrated performance enhancement, database, XML, and RSS.
➢	Support for real-time authentication, authorization, and validation.

•	Shopping cart built on Microsoft ASP.NET technology using C# libraries with .NET user profiles, LINQ, and SQL Server database.

•	Transaction engine built on Microsoft SQL Server and ASP.NET 4.0 technology with support for parallel computing and load balancing for enhanced efficient real-time transaction performances.

•	Secured order handling via https, authentication, authorization, and transaction logging.

•	Vendor interface web platform that enables vendors to share and route information through different departments, execute business transactions, and obtain real-time reports.

•	SQL Server Reporting Services.

•
Scalability. The system is designed to support very large numbers of concurrent transactions based on its .NET 4.0 parallel computing, load balancing, and SQL Server Enterprise capabilities, and grow well ahead of the transaction volume curve.

•
Lucky Drawing sweepstakes. The daily sweepstakes are conducted on the web platform by means of application features that promote user awareness, create program documentation, drive promotions, perform record reconciliations, and generate reporting and acknowledgment.

•
Bonus point incentive program. The system’s knowledge management module and a content management module are designed to support this and other incentive programs based on corporate strategic planning and marketing schedules.

•	Interface with banking and financial partners. The system fully integrates with our financial institution partners.

Security

Our platform provides both vendors and members with complete financial, identity, authenticity, and delivery security.  We hold payment for goods ordered through the system until the consumer confirms receipt and satisfaction with the goods received.  Security is ensured by means of a multifactor account password and authentication system, multiple password-protected login protocols, and dynamic passwords, digital certificates, and other authentication mechanisms.  The transaction security system further guarantees that both buyers and sellers are certified and registered on file in order to ensure the true identity of the parties.  Each transaction is subject to verification by industry-leading proprietary monitoring algorithms to detect and eliminate fraudulent activity.

Industry Overview

China’s Economy

Chinese consumers are experiencing a rapid increase in per capita income and household consumption.  This is fueled, in part, by an active array of policies on the part of the Chinese government oriented toward increasing disposable income and shifting growth away from industrial development and toward domestic demand.

Both international and domestic retailers are turning their attention to China's smaller cities. Beijing's determination to boost rural consumption is also expected to increase competition among retailers that have previously focused on the country's big cities.  Through rapid expansion of networks of retail chain stores, supply and marketing cooperatives are rising as major players in China's “brick and mortar” rural retail market.

Internet Use and E-Commerce in China

China's population of internet users jumped to 384 million in 2009, according to the state China Internet Network Information Center (CNNIC).  Throughout 2009, the number of Chinese internet users grew by 86 million, an increase of 28.9% compared to the end of 2008.  The survey found 29% of China's 1.3 billion people are now internet users.  According to Reuters, the number of Chinese using the internet to book travel, bank, and carry out other commerce grew by 68% year-over-year.

E-commerce activity in China has risen dramatically in the past couple of years, according to the Shanghai-based China Market Research Group, and was expected to reach 90% growth in 2010.  China's online shopping sales rose to $36.6 billion in 2009 and will reach have reached an estimated $80 billion in 2010.

Future Growth in Consumer Spending

China's government remains focused on continued gains in the development of the country’s consumer market.  At the 2010 Economic Work Conference, the government stressed the need to further expand consumption demand and consumption capacity.  China’s well-established policy to stimulate consumption includes extending the availability of consumer credit and enhancing the country’s retail and distribution systems.

In September 2010, the Chinese government announced efforts to step up stimulus of the domestic consumption market and expand imports.  It emphasized the huge potential of the domestic consumption market that is set to reach $2 trillion in value this year.  According to China Daily, China also plans to continue to boost domestic consumption as a priority in its 12th Five-Year Plan (2011-2015).

Competition

Our website operates in a rapidly growing consumer, retail, and e-commerce market across the PRC.  According to Goldman Sachs, e-commerce sales in China could grow 275% over five years to reach an estimated $300 billion in 2015.

We compete against both domestic and international e-commerce businesses as well as traditional retailers that are expanding into e-commerce, including the following that we believe are our major competitors:

•
Taobao.com is China’s biggest online retailer.  It follows the eBay model by facilitating consumer-to-consumer retail by means of a platform for businesses and individuals to open online retail stores.  Taobao caters to bargain-hunting consumers.  Most of their users are teenagers, college students, and white collar workers in big cities in the age group 20-35.

•
E-Commerce China Dangdang Inc. is another big online retailer in China.  It sells books and other media products and general merchandise that it sources from publishers, manufacturers, and distributors in China.  It also has a marketplace program in which third-party merchants can sell general merchandise products alongside its products, and customers can purchase these products through the same checkout process.

•
Paipai.com consists of a number of major channels, including women, men, online games, digital products, mobile phone, life, sports, students, special offers, mothers and babies, toys, superior quality products, and hotels.  Its business model centers on fashionable and trendy brand offerings.

•	Eachnet.com is eBay’s China e-commerce platform.

Competitive Advantages and Disadvantages

Our e-commerce business model possesses a number of strategically significant strengths.  Significant competitors such as Taobao and Paipai cater predominantly to consumer-to-consumer transactions.  In contrast, we focus on the full range of consumer goods and services, from clothing and consumer electronics to household appliances and home furnishings, in a full business-to-consumer modality.  We believe our sweepstakes and incentive programs are an unmatched innovation among China’s competing e-commerce offerings.  The group-buying dynamic these programs harness results in an unusually low-cost and effective method of attracting consumers to the website.  For manufacturers and distributors, the platform provides comprehensive retail channel benefits and geographical breadth while permitting autonomy and flexibility in how sellers fulfill and ship goods to consumers.  By concentrating our development of core competencies in e-commerce technology, we avoid the overhead and operational difficulties of logistics and supply chains.

Our website is presently disadvantaged by its limited time in the marketplace and our need to recruit and train experienced personnel.  In addition to the competition we face from other e-commerce businesses, we require time and resources to further integrate our banking, merchant, and consumer partners.  At present, consumer-to-consumer represents the largest segment of China's e-commerce market.  Business-to-consumer is in its infancy, and our website is, thus, one of the first-to-market players in this space.

Marketing and Sales

Arki Network Service has relationships with 30 provincial locations in the PRC that conducts a continuous program of word-of-mouth market development; Arki Network Service, however, has no ownership in any of these locations.  Each location attempts to recruit local and regional manufacturers and distributors for our business and to promote the development of online consumer, family, and community shopping on our website.

We have also developed a marketing program in conjunction with the China Education Foundation to promote our business during televised national graduation ceremonies of the PRC’s millions of college students.

PRC Regulations

Online commerce in China is subject to a number of laws and regulations.  This section summarizes all material PRC laws and regulations relevant to our business and operations in China and the key provisions of such regulations.

Corporate Laws and Industry Catalogue Relating to Foreign Investment

The establishment, operation, and management of corporate entities in China are governed by the Company Law of the PRC, or the Company Law, effective in 1994, as amended in 1999, 2004, and 2005, respectively.  The Company Law is applicable to our PRC subsidiaries and affiliated PRC entity unless the PRC laws on foreign investment have stipulated otherwise.

The establishment, approval, registered capital requirement, and day-to-day operational matters of wholly foreign-owned enterprises, such as our PRC subsidiary, Arki Network Service, are regulated by the Wholly Foreign-owned Enterprise Law of the PRC effective in 1986, as amended in 2000, and the Implementation Rules of the Wholly Foreign-owned Enterprise Law of the PRC effective in 1990, as amended in 2001.

Investment activities in the PRC by foreign investors are principally governed by the Guidance Catalogue of Industries for Foreign Investment, or the Catalogue, which was promulgated and is amended from time to time by the Ministry of Commerce and the National Development and Reform Commission.  The Catalogue divides industries into three categories: encouraged, restricted, and prohibited.  Industries not listed in the Catalogue are generally open to foreign investment unless specifically restricted by other PRC regulations.

Establishment of wholly foreign-owned enterprises is generally permitted in encouraged industries.  Some restricted industries are limited to equity or contractual joint ventures, while in some cases Chinese partners are required to hold the majority interests in such joint ventures.  For example, sales and distribution of audio and video products are among the restricted categories, and only contractual joint ventures in which Chinese partners holding majority interests can engage in the distribution of audio and video products in China.  In addition, restricted category projects are also subject to higher-level government approvals.  Foreign investors are not allowed to invest in industries in the prohibited category.

Regulations Relating to Telecommunications Services

In September 2000, the State Council issued the Regulations on Telecommunications of China, or the Telecommunications Regulations, to regulate telecommunications activities in China.  The telecommunications industry in China is governed by a licensing system based on the classifications of the telecommunications services set forth under the Telecommunications Regulations.

The Ministry of Industry and Information Technology together with the provincial-level communications administrative bureaus, supervises and regulates the telecommunications industry in China.  The Telecommunications Regulations divide the telecommunications services into two categories: infrastructure telecommunications services and value-added telecommunications services.  The operation of value-added telecommunications services is subject to the examination, approval, and the granting of licenses by the Ministry of Industry and Information Technology or the provincial-level communications administrative bureaus.  According to the Catalogue of Classification of Telecommunications Businesses effective in April 2003, provision of information services through the internet, such as the operation of our website, is classified as value-added telecommunications services.

Regulations Relating to Foreign Investment in Value-Added Telecommunications Industry

According to the Administrative Rules for Foreign Investment in Telecommunications Enterprises issued by the State Council effective in January 2002, as amended in September 2008, a foreign investor may hold no more than a 50% equity interest in a value-added telecommunications services provider in China, and such foreign investor must have experience in providing value-added telecommunications services overseas and maintain a good track record.

The Circular on Strengthening the Administration of Foreign Investment in and Operation of Value-added Telecommunications Business, or the Circular, issued by the former Ministry of Information Industry in July 2006, reiterated the regulations on foreign investment in telecommunications businesses, which require foreign investors to set up foreign-invested enterprises and obtain an internet content provider, or ICP, license to conduct any value-added telecommunications business in China.  Under the Circular, a domestic company that holds an ICP license is prohibited from leasing, transferring, or selling the license to foreign investors in any form, and from providing any assistance, including providing resources, sites, or facilities, to foreign investors that conduct value-added telecommunications business illegally in China.  Furthermore, certain relevant assets, such as the relevant trademarks and domain names that are used in the value-added telecommunications business must be owned by the local ICP license holder or its shareholders.  The Circular further requires each ICP license holder to have the necessary facilities for its approved business operations and to maintain such facilities in the regions covered by its license. In addition, all value-added telecommunications service providers are required to maintain network and information security in accordance with the standards set forth under relevant PRC regulations.  If an ICP license holder fails to comply with the requirements in the Circular and also fails to remedy such non-compliance within a specified period of time, the Ministry of Information Industry or its local counterparts have the discretion to take administrative measures against such license holder, including revoking its ICP license.  We believe Arki Network Service is in compliance with the Circular.

Regulations Relating to Internet Information Services and Content of Internet Information

In September 2000, the State Council issued the Administrative Measures on Internet Information Services, or the Internet Measures, to regulate the provision of information services to online users through the internet.  According to the Internet Measures, internet information services are divided into two categories: services of an operative nature and services of a non-operative nature.  Our business conducted through our website involves operating internet information services, which requires us to obtain an ICP license.  If an internet information service provider fails to obtain an ICP license, the relevant local branch of the Ministry of Information Industry may levy fines, confiscate its income, or even block its website.  Due to the PRC law restriction that foreign investors cannot hold more than a 50% equity interest in a value-added telecommunications services provider, we hold our ICP license through Arki Network Service.  Arki Network Service currently holds an ICP license issued by Beijing Communications Administration, a local branch of the Ministry of Information Industry.  Our ICP license will expire in August 2015, and we will renew such license prior to its expiration date.

The Internet Measures further specify that the internet information services regarding, among others, news, publication, education, medical and health care, and pharmacy and medical appliances are required to be examined, approved, and regulated by the relevant authorities.  Internet content providers are prohibited from providing services beyond that included in the scope of their business license or other required licenses or permits.  Furthermore, the Internet Measures clearly specify a list of prohibited content.  Internet content providers must monitor and control the information posted on their websites.  We are subject to this rule as a result of our operation of our online marketplace program.

Regulations Relating to Privacy Protection

As an internet content provider, we are subject to regulations relating to protection of privacy.  Under the Internet Measures, internet content providers are prohibited from producing, copying, publishing or distributing information that is humiliating or defamatory to others or that infringes the lawful rights and interests of others.  Internet content providers that violate the prohibition may face criminal charges or administrative sanctions by PRC security authorities.  In addition, relevant authorities may suspend their services, revoke their licenses or temporarily suspend or close down their websites.  Furthermore, under the Administration of Internet Bulletin Board Services issued by the Ministry of Information Industry in November 2000, internet content providers that provide electronic bulletin board services must keep users’ personal information confidential and are prohibited from disclosing such personal information to any third party without the consent of the users, unless otherwise required by law.  The regulation further authorizes relevant telecommunication authorities to order internet content providers to rectify any unauthorized disclosure.  Internet content providers could be subject to legal liabilities if unauthorized disclosure causes damages or losses to internet users.  However, the PRC government retains the power and authority to order internet content providers to provide the personal information of internet users if the users post any prohibited content or engage in illegal activities through the internet.  We believe that we are currently in compliance with these regulations in all material aspects.

Regulations Relating to Taxation

In January 2008, the PRC Enterprise Income Tax Law took effect.  The PRC Enterprise Income Tax Law applies a uniform 25% enterprise income tax rate to both foreign-invested enterprises and domestic enterprises, unless where tax incentives are granted to special industries and projects.  Under the PRC Enterprise Income Tax Law and its implementation regulations, dividends generated from the business of a PRC subsidiary after January 1, 2008 and payable to its foreign investor may be subject to a withholding tax rate of 10% if the PRC tax authorities determine that the foreign investor is a non-resident enterprise, unless there is a tax treaty with China that provides for a preferential withholding tax rate.  Distributions of earnings generated before January 1, 2008 are exempt from PRC withholding tax.

Under the PRC Enterprise Income Tax Law, an enterprise established outside China with “de facto management bodies” within China is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income.  A circular issued by the State Administration of Taxation in April 2009 regarding the standards used to classify certain Chinese-invested enterprises controlled by Chinese enterprises or Chinese enterprise groups and established outside of China as “resident enterprises” clarified that dividends and other income paid by such PRC “resident enterprises” will be considered PRC-source income and subject to PRC withholding tax, currently at a rate of 10%, when paid to non-PRC enterprise shareholders.  This circular also subjects such PRC “resident enterprises” to various reporting requirements with the PRC tax authorities.

Under the implementation regulations to the PRC Enterprise Income Tax Law, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances, and properties of an enterprise.  In addition, the tax circular mentioned above specifies that certain PRC-invested overseas enterprises controlled by a Chinese enterprise or a Chinese enterprise group in the PRC will be classified as PRC resident enterprises if the following are located or residence in the PRC: senior management personnel and departments that are responsible for daily production, operation, and management; financial and personnel decision making bodies; key properties, accounting books, the company seal, and minutes of board meetings and shareholders’ meetings; and half or more of the senior management or directors having voting rights.

Regulations Relating to Foreign Exchange

Pursuant to the Regulations on the Administration of Foreign Exchange issued by the State Council and effective in 1996, as amended in January 1997 and August 2008, current account transactions, such as sale or purchase of goods, are not subject to PRC governmental control or restrictions.  Certain organizations in the PRC, including foreign-invested enterprises, may purchase, sell, and/or remit foreign currencies at certain banks authorized to conduct foreign exchange business upon providing valid commercial documents.  Approval of the PRC State Administration of Foreign Exchange, or SAFE, however, is required for capital account transactions.

In August 2008, SAFE issued a circular on the conversion of foreign currency into Renminbi by a foreign-invested company that regulates how the converted Renminbi may be used.  The circular requires that the registered capital of a foreign-invested enterprise converted into Renminbi from foreign currencies may only be utilized for purposes within its business scope.  For example, such converted amounts may not be used for investments in or acquisitions of other PRC companies, unless specifically provided otherwise, which can inhibit the ability of companies to consummate such transactions.  In addition, SAFE strengthened its oversight of the flow and use of the Renminbi registered capital of foreign-invested enterprises converted from foreign currencies.  The use of such Renminbi capital may not be changed without SAFE’s approval, and may not in any case be used to repay Renminbi loans if the proceeds of such loans have not been utilized.  Violations may result in severe penalties, such as heavy fines.

Regulations Relating to Labor

Pursuant to the PRC Labor Law effective in 1995 and the PRC Labor Contract Law effective in 2008, a written labor contract is required when an employment relationship is established between an employer and an employee.  Other labor-related regulations and rules of the PRC stipulate the maximum number of working hours per day and per week as well as the minimum wages.  An employer is required to set up occupational safety and sanitation systems, implement the national occupational safety and sanitation rules and standards, educate employees on occupational safety and sanitation, prevent accidents at work, and reduce occupational hazards.

In the PRC, workers dispatched by an employment agency are normally engaged in temporary, auxiliary, or substitute work.  Pursuant to the PRC Labor Contract Law, an employment agency is the employer for workers dispatched by it and must perform an employer’s obligations toward them.  The employment contract between the employment agency and the dispatched workers, and the placement agreement between the employment agency and the company that receives the dispatched workers must be in writing.  Also, the company that accepts the dispatched workers must bear joint and several liability for any violation of the Labor Contract Law by the employment agencies arising from their contracts with dispatched workers.  An employer is obligated to sign an indefinite term labor contract with an employee if the employer continues to employ the employee after two consecutive fixed-term labor contracts.  The employer also has to pay compensation to the employee if the employer terminates an indefinite term labor contract.  Except where the employer proposes to renew a labor contract by maintaining or raising the conditions of the labor contract and the employee is not agreeable to the renewal, an employer is required to compensate the employee when a definite term labor contract expires.  Furthermore, under the Regulations on Paid Annual Leave for Employees issued by the State Council in December 2007 and effective as of January 2008, employees who have served an employer for more than one (1) year and less than ten years are entitled to a 5-day paid vacation, those whose service period ranges from 10 to 20 years are entitled to a 10-day paid vacation, and those who have served for more than 20 years are entitled to a 15-day paid vacation.  An employee who does not use such vacation time at the request of the employer shall be compensated at three times their normal salaries for each waived vacation day.

Pursuant to the Regulations on Occupational Injury Insurance effective in 2004 and the Interim Measures concerning the Maternity Insurance for Enterprise Employees effective in 1995, PRC companies must pay occupational injury insurance premiums and maternity insurance premiums for their employees.  Pursuant to the Interim Regulations on the Collection and Payment of Social Insurance Premiums effective in 1999 and the Interim Measures concerning the Administration of the Registration of Social Insurance effective in 1999, basic pension insurance, medical insurance, and unemployment insurance are collectively referred to as social insurance.  Both PRC companies and their employees are required to contribute to the social insurance plans.  Pursuant to the Regulations on the Administration of Housing Fund effective in 1999, as amended in 2002, PRC companies must register with applicable housing fund management centers and establish a special housing fund account in an entrusted bank.  Both PRC companies and their employees are required to contribute to the housing funds.  The PRC Subsidiaries and Arki Network Service are in process of applying for registration for social insurance and opening a housing fund account.

Regulations on Dividend Distribution

Wholly foreign-owned companies in the PRC may pay dividends only out of their accumulated profits after tax as determined in accordance with PRC accounting standards.  Remittance of dividends by a wholly foreign-owned enterprise out of China is subject to examination by the banks designated by SAFE.  Wholly foreign-owned companies may not pay dividends unless they set aside at least 10% of their respective accumulated profits after tax each year, if any, to fund certain reserve funds, until such time as the accumulative amount of such fund reaches 50% of the wholly foreign-owned company’s registered capital.  In addition, these companies also may allocate a portion of their after-tax profits based on PRC accounting standards to staff welfare and bonus funds at their discretion.  These reserve funds and staff welfare and bonus funds are not distributable as cash dividends.

SAFE Regulations on Offshore Special Purpose Companies Held by PRC Residents or Citizens

Pursuant to the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Inbound Investment via Overseas Special Purpose Vehicles, or Circular No. 75, issued in October 2005 by SAFE and its supplemental notices, PRC citizens or residents are required to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas equity financing involving a roundtrip investment whereby the offshore entity acquires or controls onshore assets or equity interests held by the PRC citizens or residents.  In addition, such PRC citizens or residents must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to increases or decreases in investment amount, transfers or exchanges of shares, mergers or divisions, long-term equity or debt investments, external guarantees, or other material events that do not involve roundtrip investments.  Subsequent regulations further clarified that PRC subsidiaries of an offshore company governed by the SAFE regulations are required to coordinate and supervise the filing of SAFE registrations in a timely manner by the offshore holding company’s shareholders who are PRC citizens or residents.  If these shareholders fail to comply, the PRC subsidiaries are required to report to the local SAFE branches.  If the shareholders of the offshore holding company who are PRC citizens or residents do not complete their registration with the local SAFE branches, the PRC subsidiaries may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to the offshore company, and the offshore company may be restricted in its ability to contribute additional capital to its PRC subsidiaries.  Moreover, failure to comply with the SAFE registration and amendment requirements described above could result in liability under PRC law for evasion of applicable foreign exchange restrictions.

M&A Rules

On August 8, 2006, six PRC regulatory agencies, including China Securities Regulatory Commission, or CSRC, promulgated a rule entitled Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, to regulate foreign investment in PRC domestic enterprises.  The M&A rules, among other things, requires an overseas special purpose vehicle, or SPV, formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of CSRC prior to publicly listing their securities on an overseas stock exchange.  We believe that while the CSRC generally has jurisdiction over overseas listings of SPVs like us, CSRC’s approval is not required for this offering given the fact that no provision in the M&A Rules classifies the respective contractual arrangements between Arki Network Service and Arki Beijing and between Arki Network Service and Arki Fuxin as a type of acquisition transaction falling under the M&A Rules.  There remains some uncertainty as to how this regulation will be interpreted or implemented in the context of an overseas offering.  If the CSRC or another PRC regulatory agency subsequently determines that approval is required for this offering, we may face sanctions by the CSRC or another PRC regulatory agency.

The M&A Rules also establish procedures and requirements that could make some acquisitions of Chinese companies by foreign investors more time-consuming and complex, including requirements in some instances that the Ministry of Commerce be notified in advance of any change-of-control transaction in which a foreign investor takes control of a Chinese domestic enterprise.

SAFE Regulations on Employee Share Options

On March 28, 2007, SAFE promulgated the Application Procedure of Foreign Exchange Administration for Domestic Individuals Participating in Employee Share Holding Plan or Share Option Plan of Overseas Listed Company, or the Share Option Rule.  Pursuant to the Share Option Rule, Chinese citizens who are granted share options by an overseas publicly listed company are required to register with SAFE through a Chinese agent or Chinese subsidiary of the overseas publicly listed company and complete certain other procedures.  Our PRC employees who have been granted share options will be subject to these regulations.  Failure of our PRC share option holders to complete their SAFE registrations may subject these PRC employees to fines and legal sanctions and may also limit our ability to contribute additional capital into our PRC subsidiaries and limit our PRC subsidiaries’ ability to distribute dividends to us.

Employees

We have 12 employees, all of which are full-time employees.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report. The statements contained in or incorporated into this report that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business

Our limited operating history makes it difficult to evaluate our future prospects and results of operations.

Our preparatory work for consumer e-commerce business commenced and the operation of our online retailing platform officially commenced in 2010.  We acquired a majority interest in a meat distribution business in November 2010.  Our limited operating history makes it difficult to evaluate our business.  In addition, the limited performance history of our management and sales team and the uncertainty of our future performance and ability to maintain or improve our financial, sales, and operating systems, procedures, and controls increase the risk that we may be unable to continue to successfully operate our business.  In the event that we are not able to manage our growth and operate as a public company due to our limited experience, our business may suffer uncertainty and failures, which makes it difficult to evaluate our business.

We are highly dependent on senior management and key sales and technical personnel.

We are highly dependent on our senior management to manage our business and operations.  In particular, we rely substantially on Jianmin Gao, our Chief Executive Officer, to manage our operations.  The loss of Mr. Gao, or any other member of our senior management, would have a material adverse effect on our business and operations.  Competition for senior management is intense, and the pool of suitable candidates is limited.  We may be unable to locate a suitable replacement for any member of our senior management that we lose.  In addition, if any member of our senior management joins a competitor or forms a competing company, they may compete with us for customers, business partners, and other key professionals and staff members of the Company.

The shareholders of our affiliated PRC entity have potential conflicts of interest with us, which may adversely affect our business.

Jianmin Gao and Fei Gao are father and son, respectively, and officers and directors of the Company.  They are also the two (2) shareholders of our affiliated PRC entity, Arki Network Service, each holding 50% in such entity.  Thus, conflicts of interest between their duties to the Company and their interests as the controlling shareholders of our affiliated PRC entity may arise.  We cannot assure you that they will act entirely in our interests when conflicts of interest arise or that conflicts of interest will be resolved in our favor.  If we are unable to resolve any such conflicts, or if we suffer significant delays or other obstacles as a result of such conflicts, our business and operations could be severely disrupted, which could materially and adversely affect our results of operations and damage our reputation.

If we fail to manage our relationships with our vendors, our business and prospects may suffer.

Our website provides products and services from domestic Chinese and other Asian manufacturers and distributors.  Maintaining good relationships with suppliers of products and services that are offered through our website that compete with each other can be difficult.  For example, suppliers of similar products may compete for desirable virtual shelf space or priority exposure of their products on our website to our customer base.  There can be no assurance that our current vendors will continue to offer their products and services through our website, or that we will be able to establish new or extend current vendor relationships to ensure a steady supply to our members in a timely and cost-efficient manner.  If we are unable to develop and maintain good relationships with these manufacturers and distributors, it may inhibit our ability to offer products and services demanded by our customers, or to offer them in sufficient quantities and at prices acceptable to them.  In addition, if our vendors cease to provide us with favorable pricing or payment terms or return policies, our working capital requirements may increase and our operations may be materially and adversely affected.  Any breakdown in our relationships with the manufacturers and distributors, or a failure to timely resolve disputes with or complaints from our vendors, could materially and adversely affect our business, prospects, and results of operations.

We may incur liability for counterfeit products sold at our website.

Our website offers products from over 116 manufacturers and distributors across China.  Those manufacturers and distributors are separately responsible for sourcing the products they sell on our website.  Although we have adopted measures to verify the authenticity of products sold on our website and minimize potential infringement of third-party intellectual property rights in the course of sourcing and selling products, we may not always be successful.  In the event that counterfeit or infringing products are sold on our website, we could face claims that we should be held liable for selling counterfeit products or infringing on others’ intellectual property rights.  If there is a successful claim against us, we might be required to pay substantial damages or refrain from further sale of the relevant products.  Moreover, regardless of whether we successfully defend against such claims, our reputation could be severely damaged. Successful claims of infringement of third-party intellectual property rights against us is a violation by the sellers of products and services on our website of agreements we have with such sellers, which automatically terminates such agreement, and any damages obtained against us may be deducted from sales by such sellers.  Any of these events could have a material adverse effect on our business, results of operations, or financial condition.

We may be required to obtain Payment Service Permit.

Pursuant to the “Measures for the Administration of Payment Services of Non-Financial Institutions” (the “Measures”) promulgated by the People’s Bank of China (the “BOA”) and effective on September 1, 2010, and its Detailed Implementation Rules effective on December 1, 2010, a Payment Business Permit is required for the non-financial institutions that serve as intermediary agencies between the payer and the beneficiary to provide partial or all of the monetary funds transfer services in the form of a) online payment; b) issuance and acceptance of prepaid cards; c) bill collection via bankcards; and d) other payment services determined by the People’s Bank of China.  In terms of on line payment, it refers to an act of transferring money between the payer and the beneficiary through public network or special network, including currency exchange, online payment, mobile phone payment, telephone payment, and digital TV payment.  In addition, the Measures set forth certain conditions for Payment Business Permit applicant in terms of registered capital amount, qualifications of the main capital contributors and so on.  We may be required to apply for a Payment Business Permit accordingly.  Prior to receipt of a Payment Business Permit, we may not be qualified to provide money escrow services for our clients, which may impair our competitiveness and adversely affect our operation.

Our inability to obtain capital, use internally generated cash, or use shares of our common stock or debt to finance future expansion efforts could impair the growth and expansion of our business.

Reliance on internally generated cash or debt to finance our operations or complete business expansion efforts could substantially limit our operational and financial flexibility.  The extent to which we will be able or willing to use shares of common stock to consummate expansions will depend on our market value from time to time and the willingness of potential sellers to accept it as full or partial payment. Using shares of common stock for this purpose also may result in significant dilution to our then existing stockholders.  To the extent that we are unable to use common stock to make future expansions, our ability to grow through expansions may be limited by the extent to which we are able to raise capital for this purpose through debt or equity financings.  No assurance can be given that we will be able to obtain the necessary capital to finance a successful expansion program or our other cash needs. If we are unable to obtain additional capital on acceptable terms, we may be required to reduce the scope of any expansion.  In addition to requiring funding for expansions, we may need additional funds to implement our internal growth and operating strategies or to finance other aspects of our operations.  Our failure to (i) obtain additional capital on acceptable terms, (ii) use internally generated cash or debt to complete expansions because it significantly limits our operational or financial flexibility, or (iii) use shares of common stock to make future expansions may hinder our ability to actively pursue any expansion program we may decide to implement and negatively impact our stock price.

Our success may depend in part on our ability to make successful acquisitions.

As part of our business strategy, we may plan to expand our operations through strategic acquisitions in our current markets and in new markets.  We cannot accurately predict the timing, size, and success of our acquisition efforts.  Our acquisition strategy involves significant risks, including the following:

•	our ability to identify suitable acquisition candidates at acceptable prices;

•	our ability to successfully complete acquisitions of identified candidates;

•	our ability to compete effectively for available acquisition opportunities;

•	increases in asking prices by acquisition candidates to levels beyond our financial capability or to levels that would not

•	result in the returns required by our acquisition criteria;

•	diversion of management’s attention to expansion efforts;

•	unanticipated costs and contingent liabilities associated with acquisitions;

•	failure of acquired businesses to achieve expected results;

•	our failure to retain key customers or personnel of acquired businesses; and

•	difficulties entering markets in which we have no or limited experience.

These risks, as well as other circumstances that often accompany expansion through acquisitions, could inhibit our growth and negatively impact our operating results.  In addition, the size, timing, and success of any future acquisitions may cause substantial fluctuations in our operating results from quarter to quarter.  Consequently, our operating results for any quarter may not be indicative of the results that may be achieved for any subsequent quarter or for a full fiscal year.  These fluctuations could adversely affect the market price of our common stock.

Costs incurred because we are a public company may affect our profitability.

As a public company, we incur significant legal, accounting, and other expenses, and we are subject to the SEC’s rules and regulations relating to public disclosure that generally involve a substantial expenditure of financial resources.  In addition, the Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC, requires changes in corporate governance practices of public companies.  We expect that full compliance with such rules and regulations will significantly increase our legal and financial compliance costs and make some activities more time-consuming and costly, which may negatively impact our financial results.  To the extent our earnings suffer as a result of the financial impact of our SEC reporting or compliance costs, our ability to develop an active trading market for our securities could be harmed.

It may be time-consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act, when applicable to us.  Our new members of management as of the reverse merger transaction have no experience operating a public company.  We may need to recruit, hire, train, and retain additional financial reporting, internal controls, and other personnel in order to develop and implement appropriate internal controls and reporting procedures both domestically and internationally.  If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, when applicable, we may have material weaknesses reported in our independent accountant’s attestation report on our internal control over financial reporting required by the Sarbanes-Oxley Act.

Risks Relating To Our Industry

Our success depends on our ability to identify and respond to constantly changing consumer preferences.

The e-commerce and retail industries are subject to changing consumer preferences.  Consequently, we must stay abreast of emerging lifestyle and consumer trends and anticipate trends that will appeal to existing and potential customers.  If our members cannot find their desired products on our website, they may stop purchasing products and services on our website, stop visiting our website, or visit less often.  If we do not anticipate, identify, and respond effectively to consumer preferences or changes in consumer trends at an early stage, we may not be able to generate our desired level of sales.  Such circumstances could materially and adversely affect our business, financial condition, and results of operations.

Any unplanned interruption in the functioning of our network or services could lead to significant costs and disruptions.

We conduct all of our transactions through our website, and the proper functioning of our website is essential to our business.  Our website is subject to unanticipated interruptions through failures of our software or network or virus attacks.  The satisfactory performance, reliability, and availability of our website, our transaction-processing systems, and our network infrastructure are critical to our success and our ability to attract and retain customers.  Any system interruptions caused by telecommunications failures, computer viruses, hacking or other attempts to harm our systems that result in the unavailability or slowdown of our website or reduced order fulfillment performance would reduce the volume of products  and services sold and the attractiveness of offerings at our website.  Our servers may also be vulnerable to computer viruses, physical or electronic break-ins, and similar disruptions, which could lead to interruptions, delays, loss of data, or the inability to accept and fulfill customer orders.  We may also experience interruptions caused by reasons beyond our control.  There can be no assurance that such unexpected interruptions will not happen and occurrences could damage our reputation and result in a material decrease in our revenues.

The internet and internet-based services in the PRC may fail to grow as quickly as expected, and limited use of personal computers in the PRC and the relatively high cost of internet access may limit the development of the internet in the PRC and thus impede our growth.

Our future success depends on the growth of the internet in the PRC.  In particular, our business strategy and growth assumptions depend on the continued development and utilization of internet-based services such as e-commerce.  While business-to-consumer ecommerce has existed in China since the 1990s, only recently have certain companies, such as our company, become profitable, and, thus, the viability and prospects of various business-to-consumer ecommerce business models, and e-commerce generally, in China remain relatively untested.  Our business prospects and future growth could suffer if the internet or the markets for internet-based services in the PRC fail to grow as quickly as anticipated, which could have a material adverse impact over our business prospects, results of operations, and financial condition.

Further, although the use of personal computers in the PRC has increased in recent years, the penetration rate of personal computers in the PRC is still much lower than that in the United States.  In addition, despite a decrease in the cost of internet access in the PRC due to a decrease in the cost of personal computers and the greater availability of broadband internet access, the cost of personal internet access, in contrast with internet access through internet cafes, remains relatively high in comparison to the average per capita income in the PRC.  These factors may limit the growth of membership to our website and our business overall.

We face significant competition, which could reduce our market share and materially and adversely affect our financial performance.

The internet market in the PRC is relatively new and rapidly evolving. Yet, the online retail environment in the PRC is intensely competitive, and we face competition from both several domestic and international e-commerce businesses as well as traditional retailers that are expanding into e-commerce.

We compete with our competitors in the PRC primarily on technological advancements, attractiveness of products and services, volume of traffic and users, quality of website and content, strategic relationships, quality of services, effectiveness of sales and marketing efforts, talented staff, and pricing.  We believe our particular disadvantages are that our website has had limited time in the marketplace and we must recruit and train experienced personnel.  Over time, our competitors may gradually build certain competitive advantages over us in terms of greater brand recognition among internet users, better products and services, larger customer and vendor bases, more extensive and well-developed marketing and sales networks, and substantially greater financial and technical resources.

Risks Related to Doing Business in China

Our growth and profitability depend on the level of economic conditions and other factors in China.

We currently derive all of our revenue from the PRC.  This geographic concentration exposes us to consumer confidence, spending, growth rates, and other factors that may be specific to that territory to which we would be less subject if we were more geographically diversified.  The retail industry, in particular, is very sensitive to broad economic changes.  The domestic and international political environments, including military conflicts and political turmoil and social instability, may also adversely affect consumer confidence and reduce spending, which could in turn materially and adversely affect our growth and profitability.  Any geographic expansion efforts that we undertake may not be successful, which, in turn, would limit our growth opportunities.

If the PRC government finds that the arrangements that establish the structure for operating our business do not comply with PRC government restrictions on foreign investment in the telecommunications business, we could be subject to severe penalties.

The PRC government regulates telecommunications-related businesses through strict business licensing requirements and other government regulations. These laws and regulations also include limitations on foreign ownership of PRC companies that engage in telecommunications-related business. Specifically, foreign investors are not allowed to own more than a 50% equity interest in any PRC company engaging in value-added telecommunications business.

The MIIT issued a circular in July 2006 requiring a foreign investor to set up a foreign-invested enterprise and obtain a value-added telecommunications business operating license, or VAT license, in order to conduct any value-added telecommunications business in China. Pursuant to this circular, a domestic VAT license holder is prohibited from leasing, transferring or selling the license to foreign investors in any form, and from providing any assistance, including providing resources, sites or facilities, to foreign investors that conduct value-added telecommunications business illegally in China. Furthermore, the relevant trademarks and domain names that are used in the value-added telecommunications business must be owned by the local VAT license holder or its shareholder. The circular further requires each VAT license holder to have the necessary facilities for its approved business operations and to maintain such facilities in the regions covered by its license. In addition, all value-added telecommunications service providers are required to maintain network and information security in accordance with the standards set forth under relevant PRC regulations. Due to a lack of interpretations from the regulator, it is unclear what impact this circular will have on us or other similarly situated companies.

The relevant PRC regulatory authorities have broad discretion in determining whether a particular contractual structure is in violation of PRC laws and regulations. If our corporate and contractual structure is deemed by the MIIT to be illegal, either in whole or in part, we may have to modify such structure to comply with regulatory requirements. However, we cannot assure you that we can achieve this without material disruption to our business. Further, if our corporate and contractual structure is found to be in violation of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such violations, including:

•	revoking our business and operating licenses;

•	levying fines on us;

•	confiscating any of our income that they deem to be obtained through illegal operations;

•	shutting down a portion or all of our networks and servers;

•	discontinuing or restricting our operations in China;

•	requiring us to restructure our corporate and contractual structure;

•	restricting or prohibiting our use of the proceeds from future offering to finance our PRC affiliated entity' business and operations; and

•	taking other regulatory or enforcement actions that could be harmful to our business.

Occurrence of any of these events could materially and adversely affect our business, financial condition and results of operations.

We rely on contractual arrangements with Arki Network Service in China and its respective shareholders for our business operations, which may not be as effective in providing operational control or enabling us to derive economic benefits as ownership of controlling equity interests.

We rely on and expect to continue to rely on contractual arrangements with Arki Network Service in China and its respective shareholders to operate our e-commerce platform.  These contractual arrangements may not be as effective in providing us with control over Arki Network Service and enabling us to derive economic benefits from the operations of Arki Network Service as ownership of controlling equity interests would be. If we had direct ownership of Arki Network Service, we would be able to exercise our rights as a shareholder to (i) effect changes in the board of directors of Arki Network Service, which in turn could effect changes, subject to any applicable fiduciary obligations, at the management level, and (ii) derive economic benefits from the operations of those entities by causing them to declare and pay dividends. However, under the current contractual arrangements, as a legal matter, if Arki Network Service or any of its shareholders fails to perform its or his respective obligations under these contractual arrangements, we may have to incur substantial costs and resources to enforce such arrangements, and rely on legal remedies available under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective. For example, if shareholders of Arki Network Service were to refuse to transfer their equity interests therein to us or our designated persons when we exercise the purchase option pursuant to these contractual arrangements, we may have to take a legal action to compel them to fulfill their contractual obligations.

If (i) the relevant PRC authorities invalidate these contractual arrangements for violation of PRC laws, rules and regulations, (ii) Arki Network Service or its shareholders terminate the contractual arrangements or (iii) Arki Network Service or its shareholders fail to perform their obligations under these contractual arrangements, our business operations in China would be adversely and materially affected, and the value of your shares would substantially decrease. Further, if we fail to renew these contractual arrangements upon their expiration, we would not be able to continue our business operations unless the then-current PRC law allowed us to directly operate the relevant businesses in China.

In addition, if Arki Network Service or all or part of their assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If Arki Network Service undergoes a voluntary or involuntary liquidation proceeding, its shareholders or unrelated third-party creditors may claim rights to some or all of its assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, our ability to generate revenue and the market price of your shares.

All of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. The legal environment in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over Arki Network Service, and our ability to conduct our business may be negatively affected.

Our contractual arrangements with our affiliated PRC entity may result in adverse tax consequences to us.

As a result of our corporate structure and the contractual arrangements between us and our affiliated PRC entity, we are effectively subject to the 5% PRC business tax on net revenues derived from our contractual arrangements with our affiliated PRC entity.  We may be subject to adverse tax consequences if the PRC tax authorities were to determine that the contracts between us and our affiliated PRC entity were not on an arm’s length basis and constitute a favorable transfer pricing arrangements.  If this occurs, the PRC tax authorities could request that our affiliated PRC entity adjust its taxable income, if any, upward for PRC tax purposes.  Such a pricing adjustment could adversely affect us by increasing our affiliated PRC entity’s tax expenses without reducing our tax expenses, which could subject our affiliated PRC entity to late payment fees and other penalties for underpayment of taxes.  The PRC enterprise income tax law requires every enterprise in China to submit its annual enterprise income tax return together with a report on transactions with its related parties to the relevant tax authorities.  The tax authorities may impose reasonable adjustments on taxation if they have identified any related party transactions that are inconsistent with arm’s length principles.  As a result, our contractual arrangements with our affiliated PRC entity may result in adverse tax consequences to us.  As our affiliated PRC entity suffered accumulated loss since its inception, it has not paid any PRC income tax so far.  If it generates net income from transactions with our PRC subsidiaries pursuant to the contractual arrangements in the future and the PRC tax authorities decide to make transfer pricing adjustments on its net income, our consolidated net income may be adversely affected.

If our affiliated PRC entity fails to obtain and maintain the requisite assets, licenses, and approvals required under the complex regulatory environment for internet-based businesses in China, our business, financial condition, and results of operations may be materially and adversely affected.

The internet industry in China is highly regulated by the PRC government and numerous regulatory authorities of the central PRC government are empowered to issue and implement regulations governing various aspects of the internet industry.  Our affiliated PRC entity is required to obtain and maintain certain assets relevant to its business as well as applicable licenses or approvals from different regulatory authorities in order to provide its current services.  These assets and licenses are essential to the operation of our business and are generally subject to annual review by the relevant governmental authorities.  Furthermore, our affiliated PRC entity may be required to obtain additional licenses. If it fails to obtain or maintain any of the required, assets, licenses, or approvals, its continued business operations in the internet industry may subject it to various penalties, such as confiscation of illegal net revenues, fines, and the discontinuation or restriction of its operations. Any such disruption in the business operations of our affiliated PRC entity will materially and adversely affect our business, financial condition and results of operations.

Regulation and censorship of information distribution over the internet in China may adversely affect our business, and we may be liable for information displayed on, retrieved from, or linked to our website.

China has enacted laws and regulations governing internet access and the distribution of products, services, news, information, audio-video programs, and other content through the internet.  In the past, the PRC government has prohibited the distribution of information through the internet that it deems to be in violation of PRC laws and regulations.  If any of our internet content were deemed by the PRC government to violate any content restrictions, we would not be able to continue to display such content and could become subject to penalties, including confiscation of income, fines, suspension of business, and revocation of required licenses, which could materially and adversely affect our business, financial condition, and results of operations.  We may also be subject to potential liability for any unlawful actions of our customers or users of our website or for content we distribute that is deemed inappropriate.  It may be difficult to determine the type of content that may result in liability to us, and if we are found to be liable, we may be prevented from operating our website in China.

Our online business relies on the telecommunications infrastructure of China’s internet.

Most access to the internet in China is maintained through a network owned by the local Chinese telecommunications carriers (e.g. China Unicom and China Telecom) under the regulatory supervision of China’s Ministry of Industry and Information Technology (“MIIT”).  In addition, networks in China connect to the internet through a government-controlled international gateway, which is the only channel through which domestic Chinese users connect to the international internet network.  We rely on this infrastructure and China Unicom and China Telecom to provide data communications capacity, primarily through local telecommunications lines.  We would have no access to alternative networks and services, on a timely basis, if at all, in the event of any infrastructure disruption or failure.

The PRC legal system embodies uncertainties that could limit the legal protections available to us.

The PRC legal system is a civil law system based on written statutes.  Unlike common law systems, it is a system in which decided legal cases have little precedential value.  In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing general economic and business matters.  The overall effect of legislation since 1979 has been a significant enhancement of the protections afforded to various forms of foreign-invested enterprises in China.  Our PRC subsidiaries – America Pine Beijing, Arki Beijing, Arki Fuxin, and Beitun Trading – are wholly foreign owned enterprises, or WFOEs; a WFOE is an enterprise incorporated in China and capitalized by foreign funds.  Our PRC subsidiaries are subject to laws and regulations applicable to foreign investment in China in general and laws and regulations applicable to WFOEs in particular. These laws, regulations, and legal requirements, however, are constantly changing, and their interpretation and enforcement involve uncertainties, which could limit the legal protections available to us.  In addition, we cannot predict the effect of future developments in the PRC legal system, particularly with regard to the internet, including the promulgation of new laws, changes to existing laws, or the interpretation or enforcement thereof, or the preemption of local regulations by national laws.  Furthermore, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

Regulations relating to offshore investment activities by PRC residents may subject our stockholders to fines and legal sanctions and may adversely affect our business.

The PRC State Administration of Foreign Exchange (“SAFE”) issued a public notice in October 2005, or the SAFE notice, requiring PRC residents to register with the local SAFE branch before establishing or controlling any company outside of China for the purpose of capital financing with assets or equities of PRC companies, referred to in the notice as an “offshore special purpose company.”  PRC residents that are shareholders of offshore special purpose companies established before November 1, 2005 were required to register with the local SAFE branch before March 31, 2006.  Further, PRC residents are required to file amendments to their registrations with the local SAFE branch if their special purpose companies undergo material events involving changes in capital, such as changes in share capital, mergers and acquisitions, share transfers or exchanges, spin-off transactions, or long-term equity or debt investments.  We have urged our beneficial owners that are PRC residents to complete their registration with local SAFE branch as required under the SAFE notice in connection with the transactions contemplated by the Merger Agreement, but cannot assure you that they have completed such registrations at the time of filing. The failure of these beneficial owners to timely complete their SAFE registrations pursuant to the SAFE notice or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in the SAFE notice may subject such beneficial owners to fines and legal sanctions and may also limit our ability to contribute additional capital into our WFOEs, limit our WFOEs’ ability to distribute dividends to us or the offshore entities set up by our beneficial owners, or otherwise materially and adversely affect our business.

Restrictions on currency exchange may limit our ability to utilize our capital effectively.

All of our revenues and operating expenses are denominated in Renminbi.  The Renminbi is currently freely convertible under the “current account”, which includes dividends, trade, and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans.

Currently, our PRC subsidiaries may purchase foreign exchange for settlement of “current account transactions,” and retain foreign exchange in its current account, subject to a ceiling approved by the SAFE, to satisfy foreign exchange liabilities or to pay dividends.  We cannot, however, assure you that the relevant PRC governmental authorities will not limit or eliminate our PRC subsidiaries’ abilities to purchase and retain foreign currencies in the future.

Since a significant amount of our future revenues will be denominated in Renminbi, the existing and any future restrictions on currency exchange may limit our ability to utilize capital generated in Renminbi to fund our business activities outside of China, if any, or expenditures denominated in foreign currencies.

Foreign exchange transactions under the capital account are subject to limitations and require registration with or approval by the relevant PRC governmental authorities.  In particular, if we finance our PRC subsidiaries by foreign currency loans, those loans cannot exceed certain statutory limits and must be registered with the SAFE, and if we finance our PRC subsidiaries by capital contributions, then those capital contributions must be approved by the Ministry Of Commerce or its local agency.  In addition, because of the regulatory issues related to foreign currency loans to, and foreign investment in, domestic PRC enterprises, we may not be able to finance Arki Network Service’s operations by loans or capital contributions.  We cannot assure you that we can obtain these governmental registrations or approvals on a timely basis, if at all.  These limitations could affect the ability of these entities to obtain foreign exchange through debt or equity financing, and could adversely affect our business and financial conditions.

Fluctuation in the value of the Renminbi may reduce the value of your investment.

The value of the Renminbi against the U.S. dollar and other currencies is affected by, among other things, changes in China's political and economic conditions and China's foreign exchange policies.  The conversion of Renminbi into foreign currencies, including U.S. dollars, has been based on exchange rates set by the People's Bank of China.  On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi solely to the U.S. dollar.  Under this revised policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies.  Following the removal of the U.S. dollar peg, the Renminbi appreciated more than 20% against the U.S. dollar over the following three years.  The People's Bank of China, however, regularly intervenes in the foreign exchange market to limit fluctuations in Renminbi exchange rates and achieve policy goals.  For almost two years after July 2008, the Renminbi traded within a narrow range against the U.S. dollar.  As a consequence, the Renminbi fluctuated significantly during that period against other freely traded currencies, in tandem with the U.S. dollar.  In June 2010, the PRC government announced that it would increase Renminbi exchange rate flexibility.  It remains unclear, though, how this flexibility might be implemented.  There remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar.

Because all of our revenues and expenditures are denominated in Renminbi, appreciation or depreciation in the value of the Renminbi relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations.  Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars and earnings from and the value of any U.S. dollar-denominated investments we make in the future.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations.  To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk.  While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedging transactions may be limited, and we may not be able to successfully hedge our exposure at all.  In addition, our currency exchange losses may be magnified by Chinese exchange control regulations that restrict our ability to convert Renminbi into foreign currency.

Risk Relating to Our Securities

To date, we have not paid any cash dividends, and no cash dividends are expected to be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future, and we may not have sufficient funds legally available to pay dividends.  Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends.  We intend to retain all earnings for our operations.

We may need additional capital, and the sale of additional shares or other equity securities could result in dilution to our stockholders.

We may require additional cash resources due to changed business conditions or other future developments, including any investments we may decide to pursue.  If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities.  The sale of additional equity securities could result in dilution to our stockholders.  The incurrence of additional indebtedness would result in increased debt service obligations and could result in further operating and financing covenants that would further restrict our operations.  We cannot provide assurances that financing will be available in amounts or on terms acceptable to us, if at all.

If a public market for our common stock develops, we expect to experience volatility in the price of our common stock, which may result in substantial losses to our stockholders if they are unable to sell their shares at or above their purchase price.

If a public market for our common stock develops, we expect the market price of our common stock to fluctuate substantially for the indefinite future due to a number of factors, including general and industry-specific economic conditions, actual or anticipated fluctuations in our operating results, our capital commitments, and the loss of any of our key management personnel.

There is no trading market for our common stock, and our stockholders may be unable to liquidate their shares.

We have never had an active trading market for our common stock, and one may not develop due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume.  Even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.  We cannot give you any assurance that an active public trading market for our common stock will develop or be sustained.  You may not be able to liquidate your stock quickly or at the market price if trading in our common stock is not active.

Past activities of our company and affiliates may lead to future liability for our company.

Prior to the reverse triangular merger with CCG, we were engaged in the acquisition and exploration of mining properties, a business unrelated to our current operations.  Any liabilities relating to such prior business against which we are not completely indemnified will be borne by us and may result in substantial costs to the Company and could divert management’s attention and resources that otherwise could have been focused on our business operations.

A large majority of our shares are held by a few stockholders, some of whom are members of our management.  As these principal stockholders substantially control our corporate actions, our other stockholders may face difficulty in exerting any influence over matters not supported by these principal stockholders.

Our principal stockholders are Jianmin Gao, our Chairman of the Board, Chief Executive Officer, and Chief Financial Officer, Lingling Zhang, our Corporate Secretary and a member of the Board, and Fei Gao, our Chief Operating Officer and a member of the Board.   These principal stockholders own approximately 67% of our outstanding shares of common stock.   These stockholders, acting individually or as a group, could exert control over matters such as electing directors, amending our certificate of incorporation or bylaws, and approving mergers or other business combinations or transactions.  In addition, because of the percentage of ownership and voting concentration in these principal stockholders, elections of our board of directors will generally be within the control of these stockholders.  While all of our stockholders are entitled to vote on matters submitted to our stockholders for approval, the concentration of shares and voting control presently lies with these principal stockholders.  As such, it would be difficult for stockholders to propose and have approved proposals not supported by these principal stockholders.  There can be no assurance that matters voted upon by our officers and directors in their capacity as stockholders will be viewed favorably by all stockholders of our company.  The stock ownership of our principal stockholders may discourage a potential acquirer from seeking to acquire shares of our common stock which, in turn, could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

SUMMARY COMBINED FINANCIAL DATA

The following tables summarize financial data regarding the business of the CCG Group and should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the combined financial statements and the related notes included with those financial statements attached to this Form 8-K as Exhibit 99.1.  The summary combined financial information as of September 30, 2010 and for the nine month periods ended September 30, 2010 and 2009, and as of December 31, 2009 and 2008 and for the years ended December 31, 2009 and 2008, have been derived from the CCG Group’s financial statements.  All monetary amounts are expressed in U.S. dollars.

	Twelve Months Ended December 31,				Nine Months Ended September 30,
	2009		2008		2010	2009
					(unaudited)	(unaudited)
Income Statement Data:
Net revenues	$	―	$	―	$6,977,138	$ ―
Total operating expenses		329,764		414,910	5,443,894	247,323
Operating income (loss)		(329,764)		(414,910)	1,533,244	(247,323)
Provision for income taxes		800		1,259	652,334	―
Net income (loss)		$(330,564)		$(416,169)	$880,910	$(247,323)

	As of December 31,		As of September 30,
	2009	2008	2010
Balance Sheet Data:
Cash & cash equivalents	$266,096	$182,140	$7,992,588
Working capital	(167,214)	(153,721)	2,135,682
Total assets	289,394	200,312	8,859,036
Total liabilities	441,649	335,861	6,700,487
Total stockholders’ equity (deficit)	(152,255)	(135,549)	2,158,549

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of the CCG Group for the fiscal years ended December 31, 2009 and 2008 and the nine months ended September 30, 2010 and 2009 should be read in conjunction with the combined financial statements attached hereto as Exhibit 99.1, and the notes to those financial statements that are included elsewhere in this Form 8-K.  Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions.  Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Forward-Looking Statements, and Business sections in this Form 8-K.  We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

We are a business-to-consumer e-commerce company in China.  We launched our website www.ccmus.com in 2010 as an online retailing platform.  A wide variety of manufacturers and distributors sell products and services to our members at a substantial discount through our rewards and incentive programs.  As of September 30, 2010, we have over 5,360 suppliers, 116 of which are manufacturers and distributors who offer products sold through our e-commerce website and 5,244 who offer services through retail locations in the PRC, and over 18,000 members who make up the consumers who purchase products and services offered through our website.

We also operate a meat distribution business in the PRC through a 51% stake in the operating subsidiary.  The subsidiary is a PRC trade and distribution company engaged in the wholesale distribution and import/export of various food and meat products, industrial machinery, and electrical equipment.

Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of operations are based on our combined financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported net sales and expenses during the reporting periods.  On an ongoing basis, we evaluate our estimates and assumptions.  We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in Note 1 to our combined financial statements attached hereto as Exhibit 99.1, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this discussion and analysis:

Revenue Recognition

We recognize revenue from product sales or services rendered when the following four revenue recognition criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the selling price is fixed or determinable, and collectability is reasonably assured.

We evaluate whether it is appropriate to record the net amount of sales earned as commissions. We are not the primary obligor nor are we subject to inventory risk as the agreements with our suppliers specify that they have the responsibility to provide the product or service to the customer.  Also, the amounts we earn from our vendors/suppliers is based on a fixed percentage and bound contractually.  Additionally, we do not have any obligation to resolve disputes between the vendors and the customers that purchase the products on our website.  Any disputes involving damaged, non-functional, product returns, and/or warranty defects are resolved between the customer and the vendor.  We have no obligation for right of return and/or warranty for any of the sales completed using its website.  Since we are not primarily obligated and amounts earned are determined using a fixed percentage, a fixed-payment schedule, or a combination of the two, we record our revenues as commissions earned on a net basis.

Our sales are net of promotional discounts and rebates are recorded when the products are shipped and title passes to customers.  Revenues are recorded net of sales and consumption taxes.

We periodically provide incentive offers to our customers to encourage purchases.  Such offers include current discount offers, such as percentage discounts off current purchases, inducement offers, such as daily sweepstakes reward opportunities (which is based on volume of purchases), and other similar offers.  Current discount offers and inducement offers are presented as a net amount in “Net revenues.”  Cash received in advance of the performance of services are recorded as deferred revenue.

We offered a temporary limited time promotion for a fixed period during the nine months ended September 30, 2010 where customers were incentivized to purchase from our e-commerce platform and, in exchange, were awarded points that were then converted to shares of our common stock.  These shares were valued using Level 2 inputs for determining fair value and deducted from revenues.

Income Taxes

As a result of the implementation of certain provisions of ASC 740, Income Taxes (formerly FIN 48, Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109) (“ASC 740”), which clarifies the accounting and disclosure for uncertainty in tax positions, as defined.  ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes.  We adopted the provisions of ASC 740 as of January 1, 2007, and have analyzed filing positions in each of the PRC jurisdictions where required to file income tax returns, as well as all open tax years in these jurisdictions.  We identified the PRC as our “major” tax jurisdiction.  Generally, we remain subject to PRC examination of our income tax returns.

We believe that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position.  Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740.  In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740.  Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

Our tax provision for interim periods is determined using an estimate of our annual effective tax rate based on rates established within the PRC and, adjusted for discrete items, if any, that are taken into account in the relevant period.  Each quarter we update our estimate of the annual effective tax rate, and if our estimated tax rate changes, we make a cumulative adjustment.  The 2010 annual effective tax rate is estimated to be 38% PRC statutory rate primarily due to anticipated earnings of our subsidiary.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

Results of Operations

Comparison of Years Ended December 31, 2009 and December 31, 2008

The following table sets forth the results of our operations for the periods indicated:

	Year Ended December 31,	Year Ended December 31,
	2009	2008
Net revenues	$ ―	$ ―

Selling expenses	―	―

General & administrative expenses	329,764	414,910

Operating loss	(329,764)	(414,910)

Provision for income taxes	800	1,259

Net loss	(330,564)	(416,169)

Foreign currency translation	5,625	3,183

Net comprehensive loss	$(324,939)	$(412,986)

General and administrative expenses were $329,764 and $414,910 in 2009 and 2008, respectively, representing a decrease of $85,146 or 20.52%.  This decrease was primarily due to decreases in the salaries and benefits expenses associated with America Pine Beijing of approximately $17,000, a $35,000 decrease in commission expenses and a $15,000 decrease in rent associated with America Pine California, and decreases in professional, consulting, and other operating expenses associated with Arki Beijing of $19,000.  These decreases were a result of management containing costs while CCG was in the development stage.

Net losses were $330,564 and $416,169 in 2009 and 2008, respectively, representing a decrease of $85,605 or 20.57%.  This decrease was primarily due to the reduction in various general and administrative costs as discussed above.

Comparison of Nine Month Periods Ended September 30, 2010 and September 30, 2009

    The following table sets forth the results of our operations for the periods indicated:

	Nine Months Ended September 30,	% of	Nine Months Ended September 30,
	2010	Revenue	2009

Net revenues	$6,977,138	100.00%	$ ―

Selling expenses	5,235,924	75.04%	―

General & administrative expenses	207,970	2.98%	247,323

Operating income (loss)	1,533,244	21.98%	(247,323)

Provision for income taxes	652,334	9.35%	―

Net income (loss)	880,910	12.63%	(247,323)

Foreign currency translation	10,081	0.14%	4,219

Net comprehensive income (loss)	$890,991	12.77%	$(243,104)

Net revenues were $6,977,138 and zero for the nine months ended September 30, 2010 and 2009, respectively.  CCG began its principal operations during 2010 with the launch of the e-commerce website.  The increase in net revenues is the result of our efforts in marketing our business to attract and grow our membership base and growth of our vendor arrangements and relationships, which provides the products and services for our e-commerce retail platform.

Selling expenses were $5,235,924 and zero for the nine months ended September 30, 2010 and 2009, respectively, which represented 75.04% and 0.0% of net revenues for those respective periods.  The increase was primarily due to CCG commencing principal operations and incurring selling costs related to the generation of net revenues.

Operating income was $1,533,244 for the nine months ended September 30, 2010, or 21.98% of net revenues, and operating loss was $247,323 for the nine months ended September 30, 2009.  The increase in operating income was due to positive operating margins earned from the sale of goods and services through our e-commerce website, while managing general and administrative costs.

The income tax provisions were $652,334 and zero in the nine months ended September 30, 2010 and 2009, respectively.  The increase was due to the provision for income taxes established during the more recent period.  We are under the jurisdiction of the PRC, where we are required to file tax returns and have determined our effective tax rate based on statutory rates established in the PRC.

Net income was $880,910 for the nine months ended September 30, 2010, representing 12.63% of net revenues, and net loss was $247,323 for the nine months ended September 30, 2009.

Liquidity

Cash Flows for the Twelve Months ended December 31, 2009 and 2008

Cash used in operating activities was $268,368 for the year ended December 31, 2009, compared with cash used in operating activities of $418,062 for the year ended December 31, 2008.  The decrease in cash used in operating activities was primarily attributed to the increase of accounts payable of $54,269 and decrease in net losses $85,605 during 2009 compared with 2008.

There was no cash provided by or used in investing activities in the year ended December 31, 2009, while cash used in investing activities was $20,756 for the year ended December 31, 2008.  We purchased new equipment in 2008 but did not in 2009.

Cash provided by financing activities was $346,699 for the year ended December 31, 2009, compared with cash provided by financing activities of $615,095 for the year ended December 31, 2008.  The decrease in net cash flow from financing activities was primarily the result of the change in proceeds from short term borrowings during 2008 of $265,000 to cash used to pay back short term borrowings of $14,900 in 2009.

Cash Flows for the Nine Months ended September 30, 2010 and 2009

Cash provided by operating activities was $6,763,754 during the nine months ended September 30, 2010, compared with cash used in operating activities of $200,828 for the same period in 2009.  The increase in net cash flow from operating activities was primarily the result of CCG commencing the operation of its e-commerce website in 2010 and generating net revenues from sales to members.

Cash used in investing activities was $10,359 during the nine months ended September 30, 2010, compared to no cash provided by or used in investing activities during the same period in 2009.    We purchased additional equipment during 2010 to support our operations.

Cash provided by financing activities was $963,016 during the nine months ended September 30, 2010, compared with $280,565 during the same period in 2009.  The increase in net cash flow from financing activities was primarily the result of an increase in proceeds received from common stock issuances of $893,214 during the nine months ended September 30, 2009 compared with 2008.

Capital Resources

As of September 30, 2010, cash and cash equivalents totaled $7,992,588.  We have financed our operations through positive cash flow generated by our consumer e-commerce business.  Thus, we believe that our current cash and cash equivalents and cash flow from operations will be sufficient to meet our anticipated cash needs, including our cash needs for working capital and capital expenditures for the next 12 months.

We may, however, require additional cash due to changes in business conditions or other future developments, including any investments we may decide to pursue.  To the extent it becomes necessary to raise additional cash in the future, we may seek to raise it through the sale of debt or equity securities, funding from joint-venture or strategic partners, debt financing or loans, issuance of common stock, or a combination of the foregoing.  We cannot provide any assurances that we will be able to secure the additional cash or working capital we may require to continue our operations.

Contractual Obligations and Off-Balance Sheet Arrangements

Contractual Obligations

We have certain fixed contractual obligations and commitments that include future estimated payments.  Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates.  We cannot provide certainty regarding the timing and amounts of payments.  We have presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist in the review of this information within the context of our consolidated financial position, results of operations, and cash flows.

The following table summarizes our contractual obligations as of September 30, 2010, and the effect these obligations are expected to have on our liquidity and cash flows in future periods.

	Payments Due by Period
	Total		Less than 1 year		1-3 Years		3-5 Years		5 Years +
Contractual Obligations:
Bank Indebtedness	$	―	$	―	$	―	$	―	$	―
Other Indebtedness		―		―		―		―		―
Operating Leases		1,182,703		80,384		1,102,319		―		―
Totals:		$1,182,703		$80,384		$1,102,319	$	―	$	―

Off-Balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties.  We have not entered into any derivative contracts that are indexed to our shares and classified as stockholders’ equity or that are not reflected in our financial statements.  Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity.  We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk, or credit support to us or engages in leasing, hedging, or research and development services with us.

PROPERTIES

Offices and Facilities

Our principal executive offices are located at 35 North Lake Avenue, Suite 280, Pasadena, CA 91101.  The table below provides a general description of our offices and facilities, including those for our international operations:

Location	Principal Activities	Area (sq. ft.)	Lease Expiration Date

35 North Lake Avenue, Suite 280 Pasadena, CA 91101	Company headquarters	1,252	November 30, 2012

No. 3B & 5, Floor 25, Unit 2503 No. 77, Jianguo Road Chaoyang District, Beijing People’s Republic of China	PRC operations headquarters; Arki Beijing’s office	7,065	October 20, 2013

The minimum future commitments under lease agreements payable as of September 30, 2010 are as follows:

Amount

2010	$80,384
2011	405,396
2012	398,787
2013	298,136
Total	$1,182,703

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of February 4, 2011, for each of the following persons:

•	each of our directors and each of the named executive officers;

•	all directors and named executive officers as a group; and

•	each person who is known by us to own beneficially 5% or more of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC.  Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name.  Unless otherwise indicated, the address of each beneficial owner listed below is 35 North Lake Avenue, Suite 280, Pasadena, CA 91101.  The percentage of class beneficially owned set forth below is based on 18,888,887 shares of common stock outstanding on February 4, 2011.

Name and Position	Number of Shares of Common Stock Beneficially Owned (1)	% of Shares of Common Stock Beneficially Owned (1)

Jianmin (“Jack”) Gao, Chairman of the Board, Chief Executive Officer, Chief Financial Officer	9,106,431	48.21%

Hui (“Peter”) Chen, Vice President, Director	―	*

Lingling Zhang, Corporate Secretary, Director	1,365,965	7.23%

Fei Gao, Chief Operating Officer, Director	2,276,608	12.05%

Dong Yao, Director	―	*

All Executive Officers and Directors as a Group (5 persons)	12,749,004	67.49%
_______________
* Less than 1%.

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

DIRECTORS AND EXECUTIVE OFFICERS

Appointment of New Directors and Officers

In connection with the Merger, Jianmin Gao, Hui Chen, Lingling Zhang, Fei Gao, and Dong Yao were appointed as members of our board of directors, and Scott D. Bengfort resigned as the sole member of our board of directors.

Furthermore, concurrent with the closing of the Merger, Scott D. Bengfort resigned as our sole officer from the positions of President, Chief Executive Officer, Secretary, Treasurer, and Chief Financial Officer.  Immediately following this resignation, we appointed 4 new executive officers.

Descriptions of our newly appointed directors and officers can be found below.

Current Management

The following table sets forth the names and ages of our directors and executive officers as of the date of this Form 8-K:

Name	Age	Positions held:

Jianmin (“Jack”) Gao	56	Chairman of the Board, Chief Executive Officer, Chief Financial Officer

Hui (“Peter”) Chen	39	Vice President, Director

Lingling Zhang	50	Corporate Secretary, Director

Fei Gao	31	Chief Operating Officer, Director

Dong Yao	32	Director

Business Experience Descriptions

Set forth below is a summary of our executive officers’ and directors’ business experience for the past 5 years.  The experience and background of each of the directors, as summarized below, were significant factors in their previously being nominated as directors of the Company.

Jianmin (“Jack”) Gao, Chairman of the Board, Chief Executive Officer, and Chief Financial Officer.  Mr. Gao is a co-founder of our holding company, CCG.  He is a commercial and investment banker with over 30 years of experience in credit markets, risk arbitrage, acquisitions, and venture capital.  In addition to his positions with the Company, he serves as Chairman of the Board and Chief Executive Officer of CCG, a position he has held since he founded CCG in 2009.  In 2008, Mr. Gao began development of the China-based e-commerce platform owned by CCG.  He founded America Pine Group Inc. (formerly known as America Pine Bio-tech Inc.) in 2006.  From 1997 to 2006, he was an investment banker with the U.S. firm Blackwater Capital Group.  Mr. Gao earned a Master’s degree in Finance from Tsinghua University.

Hui (“Peter”) Chen, Vice President and Director.  Concurrent to his position with the Company, Mr. Chen is also the Vice President and a director of CCG, and he is the Managing Director of Beijing Hanrong Capital Management Ltd.  He has held the positions with CCG since January 8, 2011, and he has held the position with Beijing Hanrong Capital Management since November 2008.  From October 2005 to September 2008, Mr. Chen was the Chief Executive Officer of Beijing You Ai Xun Tech Ltd., which he also founded.  Mr. Chen graduated from Jiangsu Changzhou Industrial Technology University with a B.A. in accounting and from Stockholm University in Sweden with a Masters degree in business.

Lingling Zhang, Corporate Secretary and Director.  Ms. Zhang is a co-founder of our holding company, CCG.  In addition to her positions with the Company, Ms. Zhang also serves as Secretary and a member of the Board of Directors of CCG, a position she has held since its founding in 2009.  From 2007 to 2009, she was the President and Secretary of America Pine Group Inc. (formerly known as America Pine Bio-tech Inc.).  From 2005 to 2007, Ms. Zhang worked at Mei Ya Securities as an analyst.  Ms. Zhang graduated from the Business Management University of Heibei Province with a degree in business administration.

Fei Gao, Chief Operating Officer and Director.  Mr. Gao is a co-founder and the Chief Operating Officer of our holding company, CCG.  In 2008, Mr. Gao joined his father, Jianmin Gao, in the development of the China-based e-commerce platform owned by CCG.  He holds a Masters of Business Administration from Tsinghua University, which he received in 2007.

Dong Yao, Director.  Concurrent to his position with the Company, Mr. Yao is the Chief Technology Officer of our holding company, CCG.  Mr. Yao was the Network Director for Beichen Tianjin, a network technology company, from 2008 to 2010 and its Manager of the Technology Department from 2007 to 2008.  From 2005 to 2007, he was the Network Director at TianJian Technology Company.

Family Relationships

Jianmin Gao is the husband of Lingling Zhang, Lingling Zhang is the wife of Jianmin Gao, Jianmin Gao is the father of Fei Gao, and Fei Gao is the son of Jianmin Gao.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past ten years:

•
Had any petition under the federal bankruptcy laws or any state insolvency law filed by or against, or had a receiver, fiscal agent, or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

•	Been convicted in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
Been the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)	Engaging in any type of business practice; or

(iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

•
Been the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described in (i) above, or to be associated with persons engaged in any such activity;

•
Been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, where the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated;

•
Been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, where the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended, or vacated;

•
Been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i)	Any federal or state securities or commodities law or regulation;

(ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
Been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Committees; Director Independence

As of the date of this Form 8-K, our board of directors has not established an audit committee, compensation committee, or nominating committee.  The functions ordinarily handled by these committees are currently handled by our entire board of directors.  Our board of directors intends to review our governance structure and institute board committees as necessary and advisable in the future to facilitate the management of our business.

None of the members of our board of directors is independent in accordance with the definitions and criteria applicable under NASDAQ rules.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

EXECUTIVE COMPENSATION

During the last three fiscal years, our predecessor’s sole officer and director, Scott D. Bengfort, earned no compensation.

The following summary compensation table indicates the cash and non-cash compensation earned during the fiscal years ended December 31, 2009, 2008, and 2007 by CCG (i) Chief Executive Officer (principal executive officer), (ii) Chief Financial Officer (principal financial officer), (iii) the three most highly compensated executive officers other than its CEO and CFO who were serving as executive officers at the end of the last completed fiscal year, whose total compensation exceeded $100,000 during such fiscal year ends, and (iv) up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of the last completed fiscal year, whose total compensation exceeded $100,000 during such fiscal year ends.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non- Equity Incentive Plan Compensation ($)	Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Jianmin Gao,	2009	$100,000	$	$	$	$	$	$	$
Chairman of the	2008	$100,000	$	$	$	$	$	$	$
Board, CEO, and CFO	2007	$100,000	$	$	$	$	$	$	$
_______________

(1)	The amounts shown in this column indicate the grant date fair value of stock awards granted in the subject year computed in accordance with FASB ASC Topic 718 (formerly FAS 123R).

(2)	The amounts shown in this column indicate the grant date fair value of option awards granted in the subject year computed in accordance with FASB ASC Topic 718 (formerly FAS 123R).

Director Compensation

We do not have any agreements for compensating our directors for their service in their capacity as directors.

Employment Agreements

Arki Beijing has an employment agreement with Fei Gao for his service as Chief Executive Officer.  The term of the agreement is from March 1, 2008 through March 1, 2013.  Mr. Gao’s base salary is 5,000RMB per month (approximately $760).

Arki Beijing has an employment agreement with Dong Yao for his service as Network Director.  The term of the agreement is from March 1, 2008 through March 1, 2013.  Mr. Gao’s base salary is 5,000RMB per month (approximately $760).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Merger Transaction

On February 4, 2011, in a merger transaction, we acquired a consumer e-commerce business based in the PRC by executing the Merger Agreement by and among the Company, CCG Delaware, and CCG.  Under the terms of the Merger Agreement, on February 4, 2011, CCG Delaware merged into CCG, thereby becoming a wholly owned subsidiary of the Company.  We issued an aggregate 17,777,778 shares of our common stock to the CCG Shareholders at an exchange rate of one (1) share of our common stock for each 26.96 shares of CCG common stock.  As a result of the Merger, 94.12% of our outstanding common stock was held by the former CCG Shareholders.

Related Party Transactions of CCG

Set forth below are the related party transactions since January 1, 2008 between CCG shareholders, officers and/or directors, and CCG.

During the years ended December 31, 2008 and 2009, Jianmin Gao loaned CCG $70,119 and $123,484, respectively, and $123,484 during the nine months ended September 30, 2009.  During the nine months ended September 30, 2010, CCG loaned Mr. Gao $33,911.  Each of these related party loans are non-interest bearing and have no maturity date.

In June 2008, CCG issued 280,000,000 shares of common stock to its founders.  Jianmin Gao was issued 200,000,000 shares, Fei Gao was issued 50,000,000 shares, and Lingling Zhang was issued 30,000,000 shares.  The consideration was an aggregate subscription receivable of $506,630, or $300,000 for Jianmin Gao, $85,500 for Fei Gao, and $121,130 for Lingling Zhang.  Each of these founders paid the subscription receivable between December 2009 and September 2010.

Related Party Transactions of the Company

Set forth below are the Company’s related party transactions since January 1, 2009.

During 2009 and until closing of the Merger, the Company conducted operations out of the premises of Scott D. Bengfort on a rent-free basis for administrative purposes.  There is no written agreement or other material terms or arrangements relating to this arrangement.

Since January 1, 2009, Scott D. Bengfort loaned the Company an aggregate $13,000 to maintain the positive cash flow needed to pay for the Company’s operating expenses.  There are no formal commitments or arrangements with Mr. Bengfort relating to these loans, and there are no terms regarding repayment of any loan or capital contribution.   This loan was repaid as of the closing of the Merger.

Director Independence

For a description of director independence, see “Board Committees; Director Independence” under the section entitled “Directors and Executive Officers” above.

LEGAL PROCEEDINGS

We are not currently involved in any material legal proceedings, and we are not aware of any material legal proceedings pending or threatened against us.  We are also not aware of any material legal proceedings involving any of our directors, officers, or affiliates or any owner of record or beneficially of more than 5% of any class of our voting securities.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Market Information

On April 1, 2010, our shares of common stock commenced quotation on the Over-the-Counter Bulletin Board (the “OTCBB”) under the symbol “MNDM.”  There has been no active trading of our shares, and therefore no high or low bid pricing.

Holders

As of December 31, 2010, prior to the closing of the Merger, we had approximately 27 stockholders of record of our common stock based upon the stockholder list provided by our transfer agent.  Our transfer agent is Signature Stock Transfer, Inc. located at 2632 Coachlight Court, Plano, Texas 75093, and their telephone number is (972) 612-4120.

Dividends

We have never paid cash dividends on our common stock.  We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.  Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition, and other relevant factors that our board of directors may deem relevant.  Our retained earnings deficit currently limits our ability to pay dividends.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

DESCRIPTION OF SECURITIES

The following information describes our capital stock and provisions of our certificate of incorporation and our bylaws, all as in effect upon the closing of the exchange transaction.  This description is only a summary.  You should also refer to our certificate of incorporation and bylaws that have been incorporated by reference or filed with the SEC as exhibits to this Form 8-K.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share.

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors.  Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy.  Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding, and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our certificate of incorporation.  Our certificate of incorporation does not provide for cumulative voting in the election of directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Upon liquidation, dissolution, or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities, or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights and no conversion rights, and there are no redemption provisions applicable to our common stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the DGCL provides that we, as a Delaware corporation, are empowered, subject to certain procedures and limitations, to indemnify any person against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding (including a derivative action) in which such person is made a party by reason of his being or having been a director, officer, employee, or agent of the Company (each, an “Indemnitee”); provided that the right of an Indemnitee to receive indemnification is subject to the following limitations: (i) an Indemnitee is not entitled to indemnification unless he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful, and (ii) in the case of a derivative action, an Indemnitee is not entitled to indemnification in the event that he is judged to be liable to the Company (unless and only to the extent that the court determines that the Indemnitee is fairly and reasonably entitled to indemnification for such expenses as the court deems proper). The statute provides that indemnification pursuant to our provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders, or disinterested directors, or otherwise.

In accordance with Section 102(b)(7) of the DGCL, our certificate of incorporation eliminates personal liability of our directors to the Company or our stockholders for monetary damages for breach of their fiduciary duties as a director, with certain limited exceptions set forth in Section 102(b)(7) of the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

Reference is made to Item 4.01 of this Form 8-K for a description of changes and disagreements with accountants, which is hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities

On February 4, 2011, and also as more fully described in Items 1.01 and 2.01 above, in connection with the Merger, we issued an aggregate 17,777,778 shares of our common stock to the CCG Shareholders as merger consideration, based on an exchange rate of one (1) share of our common stock for each 26.96 shares of CCG common stock held by them.  Reference is made to the disclosures set forth in Items 1.01 and 2.01 of this Form 8-K, which disclosures are incorporated herein by reference.  The issuance of these shares to certain of the CCG Shareholders was exempt from registration under the Securities Act pursuant to Section 4(2) and Rule 506 of Regulation D thereof.  We made this determination based on the representations of these CCG Shareholders, which included, in pertinent part, that such holders were “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that such holders were acquiring our common stock for investment purposes for their own respective accounts and not as nominees or agents and not with a view to the resale or distribution thereof and understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.  The issuance of some of the shares to certain of the CCG Shareholders was exempt from registration pursuant to Regulation S under the Securities Act.  We made this determination based on the representations of these CCG Shareholders, which included, in pertinent part, that such holders were not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S, and that such holders were acquiring our common stock for investment purposes for their own respective accounts and not as nominees or agents or for the account or benefit of any U.S. person, and not with a view to the resale or distribution thereof, and understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

On May 13, 2008, we issued an aggregate 1,500,000 shares of our common stock to Scott D. Bengfort in exchange for $15,000 in cash, or $0.01 per share.  These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act.

Item 4.01 Changes in Registrant’s Certifying Accountant

We terminated Seale and Beers, CPAs (“Seale and Beers”) as our independent auditors effective as of February 4, 2011in connection with the Merger described under Item 1.01 above.  This action was approved by our Board of Directors.

The reports of Seale and Beers on our financial statements as of June 30, 2010 and 2009 and for the years ended June 30, 2010 and 2009 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, other than an explanatory paragraph as to a going concern in its report dated August 31, 2010.

In connection with the audits of our financial statements for the fiscal periods ended June 30, 2010 and 2009 and through the date of this Form 8-K, there were: (i) no disagreements between the Company and Seale and Beers on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Seale and Beers, would have caused Seale and Beers to make reference to the subject matter of the disagreement in its reports on our financial statements for such periods, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

On February 4, 2011, we engaged Anton & Chia, LLP (“Anton & Chia”) as our independent registered accounting firm.  Anton & Chia performed the audit of CCG, which became our subsidiary after the Merger described in Item 2.01 above.  During our two (2) most recent fiscal periods ended June 30, 2010 and 2009, we did not consult with Anton & Chia on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the registrant’s financial statements, and Anton & Chia did not provide either a written report or oral advice to the registrant that was an important factor considered by the registrant in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

We provided Seale and Beers a copy of the disclosures contained herein and requested that Seale and Beers furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not Seale and Beers agrees with our statements in this Item 4.01.  A copy of the letter dated February 9, 2011, furnished by Seale and Beers in response to that request, is filed as Exhibit 16.1 to this Current Report.

Item 5.01 Changes in Control of Registrant

As more fully described in Items 1.01 and 2.01 above, on February 4, 2011, we acquired a consumer e-commerce business by executing a merger transaction pursuant to a Merger Agreement by and among the Company, CCG Delaware, CCG and Mr. Bengfort.  Under the terms of the Merger Agreement, on February 4, 2011, we issued an aggregate 17,777,778 shares of our common stock to the CCG Shareholders at an exchange rate of one (1) share of our common stock for each 26.96 shares of CCG common stock.  Immediately prior to the Merger, we had 2,500,000 shares of our common stock issued and outstanding.  Immediately after the issuance of shares to the CCG Shareholders, we had a total 18,888,887 shares of common stock issued and outstanding.  As a result of this Merger, the CCG Shareholders were issued shares constituting 94.12% of our issued and outstanding common stock.

In connection with this change in control, and as explained in Item 5.02 below, Scott D. Bengfort resigned as our CEO and sole director, and was replaced with the following new executive officers and directors:

Name	Age	Positions held:

Jianmin (“Jack”) Gao	56	Chairman of the Board, Chief Executive Officer, Chief Financial Officer

Hui (“Peter”) Chen	39	Vice President, Director

Lingling Zhang	50	Corporate Secretary, Director

Fei Gao	31	Chief Operating Officer, Director

Dong Yao	32	Director

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As more fully described in Items 1.01, 2.01 and 5.01 above, on February 4, 2011, in a merger transaction, we acquired a consumer e-commerce business by effecting a Merger pursuant to a Merger Agreement by and among the Company, CCG Delaware, CCG, and Mr. Bengfort.  The closing of this merger occurred on February 4, 2011.  Reference is made to the disclosures set forth under Items 1.01, 2.01 and 5.01 of this Form 8-K, which disclosures are incorporated herein by reference.

(b)	Resignation of Officers and Directors

In connection with the Merger, on February 4, 2011, Scott D. Bengfort resigned as the sole member of our board of directors and our sole executive officer, specifically from the positions of President, Chief Executive Officer, Secretary, Treasurer, and Chief Financial Officer.

(c)	Appointment of Officers

On February 4, 2011, the following persons were appointed as our newly appointed executive officers:

Name	Age	Positions held:

Jianmin (“Jack”) Gao	56	Chief Executive Officer, Chief Financial Officer

Hui (“Peter”) Chen	39	Vice President, Director

Lingling Zhang	50	Corporate Secretary

Fei Gao	31	Chief Operating Officer

Jianmin Gao is the husband of Lingling Zhang, Lingling Zhang is the wife of Jianmin Gao, Jianmin Gao is the father of Fei Gao, and Fei Gao is the son of Jianmin Gao.

Descriptions of our newly appointed officers can be found in Item 2.01 above, in the section titled “Directors and Executive Officers - Current Management.”

(d)	Appointment of Directors

In connection with the Merger, on February 4, 2011, the following persons were appointed as new members of our board of directors:

Name	Age	Positions held:

Jianmin (“Jack”) Gao	56	Chairman of the Board

Hui (“Peter”) Chen	39	Vice President, Director

Lingling Zhang	50	Director

Fei Gao	31	Director

Dong Yao	32	Director

Jianmin Gao is the husband of Lingling Zhang, Lingling Zhang is the wife of Jianmin Gao, Jianmin Gao is the father of Fei Gao, and Fei Gao is the son of Jianmin Gao.

None of the new directors has been named or, at the time of this Form 8-K, is expected to be named to any committee of the board of directors.

Descriptions of our newly appointed directors can be found in Item 2.01 above, in the section titled “Directors and Executive Officers - Current Management.”

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(b)	Change in Fiscal Year

On January 11, 2011, our board of directors resolved to change our fiscal year end from June 30 to December 31.  The report covering the transition period will be covered on our Quarterly Report on Form 10-Q for the three months ended December 31, 2010.

Item 9.01 Financial Statement and Exhibits.

Reference is made to the Merger, as described in Item 1.01, which is incorporated herein by reference.  As a result of the closing of the Merger, our primary operations consist of the business and operations of CCG and its wholly owned subsidiaries, which are conducted in the People’s Republic of China.  As a result of the Merger, we are presenting the financial statements of the CCG Group.

(a)	Financial Statements of the Business Acquired

The audited combined financial statements of CCG for the years ended December 31, 2009 and 2008, and the unaudited combined financial statements for the nine months ended September 30, 2009 and 2008, including the notes to such financial statements, are incorporated herein by reference to Exhibit 99.1 to this Form 8-K.

(d)	Exhibits

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and among the Company, CCG Acquisition Corp., a Delaware corporation, and Consumer Capital Group Inc., a California corporation, dated February 4, 2011 *

3.1	Certificate of Incorporation (1)

3.2	Bylaws (1)

10.1	Loan Agreement between Arki (Beijing) E-commerce Technology Co., Ltd. and Jianmin Gao, dated August 23, 2010 (English translation) *

10.2	Power of Attorney by Jianmin Gao, dated September 21, 2010 (English translation) *

10.3	Share Pledge Agreement between Arki (Beijing) E-commerce Technology Co., Ltd., Jianmin Gao, and America Arki Networkservice Beijing Co., Ltd., dated September 23, 2010 (English translation) *

10.4	Exclusive Option Agreement between Arki (Beijing) E-commerce Technology Co., Ltd., Jianmin Gao, and America Arki Networkservice Beijing Co., Ltd., dated December 23, 2010 (English translation) *

10.5	Loan Agreement between Arki (Beijing) E-commerce Technology Co., Ltd. and Fei Gao, dated August 23, 2010 (English translation) *

10.6	Power of Attorney by Fei Gao, dated September 21, 2010 (English translation) *

10.7	Share Pledge Agreement between Arki (Beijing) E-commerce Technology Co., Ltd., Fei Gao, and America Arki Networkservice Beijing Co., Ltd., dated September 23, 2010 (English translation) *

10.8	Exclusive Option Agreement between Arki (Beijing) E-commerce Technology Co., Ltd., Fei Gao, and America Arki Networkservice Beijing Co., Ltd., dated September 23, 2010 (English translation) *

10.9	Exclusive Business Cooperation Agreement between Arki (Beijing) E-commerce Technology Co., Ltd. and America Arki Networkservice Beijing Co., Ltd., dated December 23, 2010 (English translation) *

10.10	Lease between Vantone International Group, Inc. and Consumer Capital Group Inc., dated June 29, 2010 *

10.11	Lease Contract between Beijing Guohua Real Estate Co. Ltd. and ArKi (Beijing) E-commerce Technology Co. Ltd., dated August 18, 2010 (English translation) *

10.12	Joint Venture Contract between Wei Guo and Consumer Capital Group Inc., dated November 18, 2010 (English translation) *

10.13	Loan Agreement between Arki (Beijing) E-commerce Technology Co., Ltd. and Jianmin Gao, dated August 15, 2010 (English translation) *

10.14	Agreement between Fuxin Bank and America Arki (Fuxin) Network Management Co., Ltd., dated January 10, 2011 (English translation) *

10.15	Assignment and Assumption Agreement between Mondas Minerals, Inc. and Scott Bengfort, dated February 4, 2011 *

10.16	Release Agreement by Scott D. Bengfort, dated February 4, 2011 *

10.17	Indemnification Agreement between Scott Benfort, Mondas Minerals Corp., and CCG Acquisition Corp., dated February 4, 2011 *

10.18	Employment Agreement between Arki (Beijing) E-Commerce Technology Corp. and Fei Gao, dated March 1, 2008 (English translation) *

10.19	Employment Agreement between Arki (Beijing) E-Commerce Technology Corp. and Dong Yao, dated March 1, 2008 (English translation) *

10.20	Loan Agreement between America Arki (Fuxin) Network Management Co., Ltd. and Jianmin Gao, dated February 3, 2011 (English translation) *

10.21	Power of Attorney by Jianmin Gao, dated February 3, 2011 (English translation) *

10.22	Share Pledge Agreement between America Arki (Fuxin) Network Management Co., Ltd., Jianmin Gao, and America Arki Networkservice Beijing Co., Ltd., dated February 3, 2011 (English translation) *

10.23	Exclusive Option Agreement between America Arki (Fuxin) Network Management Co., Ltd., Jianmin Gao, and America Arki Networkservice Beijing Co., Ltd., dated February 3, 2011 (English translation) *

10.24	Loan Agreement between America Arki (Fuxin) Network Management Co., Ltd. and Fei Gao, dated February 3, 2011 (English translation) *

10.25	Power of Attorney by Fei Gao, dated February 3, 2011 (English translation) *

10.26	Share Pledge Agreement between America Arki (Fuxin) Network Management Co., Ltd., Fei Gao, and America Arki Networkservice Beijing Co., Ltd., dated February 3, 2011 (English translation) *

10.27	Exclusive Option Agreement between America Arki (Fuxin) Network Management Co., Ltd., Fei Gao, and America Arki Networkservice Beijing Co., Ltd., dated February 3, 2011 (English translation) *

10.28	Exclusive Business Cooperation Agreement between America Arki (Fuxin) Network Management Co., Ltd. and America Arki Networkservice Beijing Co., Ltd., dated February 3, 2011 (English translation) *

16.1	Letter from Seale and Beers, CPAs, dated February 9, 2011 *

21.1	List of Subsidiaries *

99.1
Audited consolidated financial statements of Consumer Capital Group Inc., a California corporation, as of and for the years ended December 31, 2009 and 2008, and accompanying notes to consolidated financial statements *

99.2	Unaudited consolidated financial statements as of and for the nine months ended September 30, 2010 and 2009, and accompanying notes to consolidated financial statements *

_______________

*	Filed herewith.
(1)	Filed on July 15, 2008 as an exhibit to the Company’s Registration Statement on Form S-1, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDAS MINERALS CORP.

Date: February 10, 2011	By:	/s/ Jianmin Gao
Jianmin Gao
Chief Executive Officer